AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

COVER PAGE OF REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Dated: September 9, 2025

Buffalo Chip Global Inc.

A Delaware Corporation

 1100 Brickell Bay Drive, Suite 66E

Miami, Florida 33131

702-210-9963

https://buffalochipglobal.com

4,687,500 Shares of Non-Voting Class C Common Stock at $16.00 per Share. See The Offering – Page 14 and Securities Being Offered – Page 76 for further details.

None of the securities offered are being sold by present security holders. This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 16 THROUGH PAGE 54 BEFORE MAKING AN INVESTMENT IN THIS COMPANY

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made.

For sales of securities through Capital Group, LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$16.00	$0.80	$15.20	None
Minimum Investment	$480.00	$24.00	$456.00	None
Maximum Offering	$75,000,000.00	$1,250,000.00	$73,750,000.00	None

(1) The Company shall pay Cultivate Capital Group LLC (“Cultivate”) a cash success fee equivalent to 5% of the first $5,000,000 of gross proceeds raised in this Offering; 4% of the gross proceeds raised in this Offering in excess of $5,000,000 up to and including $10,000,000; 3% of the gross proceeds raised in this Offering in excess of $10,000,000 up to and including $15,000,000; 2% of the gross proceeds raised in this Offering in excess of $15,000,000 up to and including $25,000,000 and 1% of the gross proceeds raised in this Offering in excess of $25,000,000. See "Plan of Distribution." The amounts shown in the table reflect this fee arrangement. The “Per Share” numbers reflect the first $5,000,000 of gross proceeds, after $5,000,000 is raised the numbers will charge as the commissions will be reduced as set out above in this paragraph.

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $500,000.00 and which include, among other things, legal fees, accounting costs, marketing, consulting, administrative services, technology provider fees, banking fees, costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

PART II – OFFERING CIRCULAR

FORM 1-A/A: TIER 2

Dated: September 9, 2025

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Buffalo Chip Global Inc.

(A Delaware Corporation)

1100 Brickell Bay Drive, Suite 66E

Miami, Florida 33131

702-210-9963

https://buffalochipglobal.com

4,687,500 Shares of Non-Voting Class C Common Stock at $16.00 per Share

Minimum Investment: 30 Shares of Non-Voting Class C Common Stock ($480.00)

Maximum Offering: $75,000,000.00 per rolling 12-month period

See The Offering – Page 14 and Securities Being Offered – Page 76 for further details

None of the securities offered are being sold by present security holders.

This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Shares of Class C Common Stock offered herein do not have voting rights. All voting rights are held by Class A Common Shareholders and the Class B Common Shareholders and neither Class A nor Class B Shares are being sold in this Offering. At the time of this filing, the controlling shareholder is Mark Advent, CEO, CFO and sole Director who holds 100% of the Company voting power and who, at the conclusion of this offering, will still hold 100% of the Company voting power. See Page 78 below for further details.

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

17940 Gulf Blvd Ste 4A

Redington Shores, FL 33708

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7011	39-3077424
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II of Form 1A.

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 16 THROUGH PAGE 54 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO

ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class C Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Offering Circular. The Shares are being offered and sold by Buffalo Chip Global Inc., a Delaware Corporation (“Buffalo Chip Global”, “we”, “our” or the “Company”). There are 4,687,500 Shares being offered at a price of $16.00 per Share with a minimum purchase of Thirty (30) Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Cultivate Capital Group, LLC (“Cultivate”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $75,000,000.00 per rolling 12-month period (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

Buffalo Chip Global Inc. was formed in the state of Delaware on June 30, 2025. The Company has obtained the rights to develop various businesses and products related to the Sturgis Buffalo Chip®, a recognized leader in music, recreation and motorcycle lifestyle experiences. As a Delaware corporation, the Company is established for the general purpose of transacting any lawful business for which a corporation may be formed in the State of Delaware.

On June 30, 2025, the Company’s initial Certificate of Incorporation (Exhibit 1A-2A) was filed, and Bylaws were created. (Exhibit 1A-2B). On or about July 22, 2025, the Company filed an Amended and Restated Certificate of Incorporation with the state of Delaware (Exhibit 1A-2A).

The Company’s Chief Executive Officer, Chief Financial Officer and Sole Director is Mark Advent. The corporate offices are located at 1100 Brickell Bay Drive, Suite 66E, Miami, Florida 33131. Mark Advent can be reached at 702-210-9963 or via email at markadvent@aol.com. The Company is partially relying on this offering to fund its startup and ongoing business activities. Consequently, as of the date of this Offering Circular, the Company possesses only limited assets contributed by the founders, early investors and investors from a previous Regulation Crowdfunding offering and previous Regulation D offerings. Moreover, the Company will require substantial additional funding beyond what is raised in this Offering to fully implement its business plan and strive for profitability.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions. Pending each closing, payments for the Shares will be deposited in a non-interest-bearing escrow account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this Offering Circular.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings and graphics on the website and in any marketing materials are for illustrative purposes only.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

_____________________________________

THERE IS NO PUBLIC MARKET FOR THE CLASS C COMMON STOCK OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF CLASS C SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

_____________________________________

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE

SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

_____________________________________

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

_____________________________________

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

_____________________________________

THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE, OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

_____________________________________

THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

_____________________________________

PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

_____________________________________

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

_____________________________________

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A/A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

_____________________________________

About This Form 1-A/A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A/A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A/A and Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A/A and Offering Circular is accurate only as of the date of this Form 1-A/A and Offering Circular, regardless of the time of delivery of this Form 1-A/A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A/A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering, and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1-A/A and Offering Circular. The Company does not expect to update or otherwise revise this Form

1-A/A, Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or Offering Circular supplements as facts and circumstances warrant. The delivery of this Form 1-A/A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A/A and Offering Circular. This Form 1-A/A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

______________________________________________________________________________

TABLE OF CONTENTS

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	13
OFFERING SUMMARY	13
The Offering	14
Summary of Risk Factors	15
Investment Analysis	16
RISK FACTORS	16
DILUTION	54
PLAN OF DISTRIBUTION	57
USE OF PROCEEDS	61
USE OF PROCEEDS TABLE	62
DESCRIPTION OF THE BUSINESS	63
DESCRIPTION OF PROPERTY	67
LITIGATION	67
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	67
BUSINESS	67
DIRECTORS AND EXECUTIVE OFFICERS	72
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	73
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	74
TABLES OF BENEFICIAL OWNERSHIP	75
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	76
SECURITIES BEING OFFERED	76
Subscription Price	77
Voting Rights	78
Dividends	78
Liquidation Rights	80
Drag Along Right	80
Additional Matters	80
DISQUALIFYING EVENTS DISCLOSURE	80
ERISA CONSIDERATIONS	81
INVESTOR ELIGIBILITY STANDARDS	83
TAXATION ISSUES	85
SIGNATURES	87
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	88
SECTION F/S: FINANCIAL STATEMENTS	89

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A/A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A/A and Offering Circular.

Issuer:	Buffalo Chip Global Inc.
Securities Offered:	Shares of Class C Common Stock
Price Per Share:	$16.00 per Share (4,687,500 Shares)
Minimum Investment:	$480.00 per investor
Maximum Offering:	$75,000,000.00 per rolling 12-month period. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	4,687,500 Shares of Class C Common Stock
Purchasers:

Purchasers may be accredited investors or non-accredited investors. Non-accredited investors are limited in the number of Shares they may purchase to an aggregate purchase price paid by such person that is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his or her primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 61 herein.
Voting Rights:	The Shares have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Dilution:	If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 34.77% of the total outstanding shares of the Company.
Length of Offering:

This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Offering (Through September 5, 2025)

Shares of Class A Common Stock Outstanding	0 Shares
Shares of Class B Common Stock Outstanding	3,770,250 Shares
Shares of Class C Common Stock Outstanding	3,912,250 Shares
Shares of Preferred Stock Outstanding	0 Shares
Shares of Class A Common Stock in this Offering (1)	0 Shares
Shares of Class B Common Stock in this Offering (1)	0 Shares
Shares of Class C Common Stock in this Offering (1)	4,687,500 Shares
Shares of Preferred Stock in this Offering (1)	0 Shares
Total shares to be outstanding after the Offering (2)	13,482,500 Shares

(1) There are four classes of Shares issued by the Company. For a full description of the classes and rights of the four classes of Shares, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Class C Common Stock (4,687,500) in the chart assumes that the maximum number of Shares are sold in this Offering. All numbers in this chart are as of September 5, 2025, and include the maximum number of shares that could be sold by the Company in its parallel Regulation Crowdfunding and Regulation D offerings which are anticipated to terminate upon qualification of this Offering and accepting any investors into this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the escrow account will be distributed to the Company, entitling the investor to receive the Shares when they are later issued as set out herein. Investors may not withdraw their funds tendered from the escrow account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the escrow account, for any reason, unless the investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks, and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively new entity with limited tangible assets, and its continued operation may require substantial additional funding.

•The Company has a very short operating history and no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this offering risk the loss of their entire investment.  The industry in which the Company participates is highly speculative and extremely risky.

•There is no minimum number of Shares of Class C Common Stock that need to be sold in order for funds to be released to the Company and for this Offering to close; therefore, there is no assurance the Company will receive funds sufficient to further its business.

•The Company has entered a highly competitive industry and within this highly competitive industry are companies with established track records and substantial capital backing. The Company may face competition from new companies as well as existing companies entering their business space.

•If you invest and purchase the Shares of Class C Common Stock, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company's Class C Common Stock, and it is highly unlikely that any such market will develop subsequent to this offering unless the Company becomes successful and then only under certain circumstances. The Shares of Class C Common Stock are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares of Class C Common Stock, and, in all likelihood, you will not be able to liquidate some or all of your investment.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares of Class C Common Stock is arbitrary and may not be indicative of the value of the Shares of Class C Common Stock or the Company.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

•The economic interest in the Company of a subscriber to this offering may be less than the percentage of overall Shares of Class C Common Stock to total equity or ownership of the Company.

•For a more detailed discussion of these and other significant risks, see “RISK FACTORS” in the main body of the Offering Circular. Investors will be given an opportunity to review the current status of all material contracts and financials and ask appropriate questions of management prior to subscribing to this offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founder in his related business endeavors, and other reasons:

1.Management believes that trends for growth in the hospitality industries in the United States will be favorable.

2. Management believes that the demand for hotels, restaurants and bars in the United States will grow, creating an opportunity for the Company.

3. Management believes that its experience will position Buffalo Chip Global Inc. for profitable operations and will create new market opportunities in the United States.

Despite management’s beliefs, there is no assurance that Buffalo Chip Global Inc. will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The U.S. Securities and Exchange Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

The purchase of the Company’s Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority.  Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares.  An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Financial Risks Related to The Offering

The Company Has Limited Operating History Making This a Speculative Early-Stage Investment

The Company was recently formed and has a very limited operating or performance history for prospective investors to evaluate. There can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.  As the Company has limited operational history, it is extremely difficult to make accurate predictions and forecasts on our finances.

While certain information about the Company’s business plan has been provided in this Offering Circular, prospective investors are cautioned that all information is preliminary and subject to change. The Company’s management will have significant discretion in deciding the final design and features of any future projects and may make changes to what is presently projected. The Company’s ability to achieve its objectives will be dependent upon the performance of the Company and its principals and management, as well as other employees and other third parties that the Company engages in the future.

Because the Company is at a very early stage and its business strategy is highly speculative, there can be no assurance the Company will achieve any of its business objectives. While the current business plan is described in this Offering Circular, this information is preliminary and subject to change, potentially significantly, by the Company’s management in its discretion (with some decisions potentially subject to approval by the Licensor under the License). Without limiting the foregoing, any information regarding the location and nature of the real property on which a hotel, entertainment venue, restaurant or other hospitality project may be developed, the specifications and design features, the numbers, types and locations of food and beverage options, the numbers, plans for any retail and other ancillary uses and all other elements of the business plan are preliminary at this point and subject to change.

In order to successfully build the any project related to the Buffalo Chip License and open it for business, the Company will need to raise substantial amounts of additional financing, lease or otherwise acquire a site on acceptable terms on which to build, engage design and construction firms and other third parties, and obtain all regulatory approvals, and the Company will need to meet all milestones under, and comply with all terms of, the License, among other things. If the Company cannot meet the milestones and the Licensor does not waive compliance, it would jeopardize the License and the ability of the Company to execute its business plan.

Development of projects of a nature such as those that are described in this Offering Circular are complicated and time consuming, and there can be no assurance that they will be completed in a timely and cost-effective manner, or at all. There are substantial challenges and uncertainties associated with achieving all elements of a business plan of this scale, and a variety of factors and unknowns, many of which are out of control of the Company and its principals and management, could impact the ability of the Company to complete any project related to the Buffalo Chip License.

If a project related to the License is developed and opens, the Company will also face substantial uncertainty in its ability to successfully operate the project and achieve targeted performance and returns. The Company has no operating history with any of its proposed projects, any similar project or at all. The success of any project will be subject to market conditions, competition, and consumer reception, which are difficult to predict at this early stage. There are substantial uncertainties as the number of visitors to any project that may be developed the pricing that can be achieved and the features of any such project that will be favorably received by consumers and prove profitable. These challenges are in addition to the many other challenges associated with launching and operating a large hotel or other hospitality businesses, such as the need to hire and train a workforce, availability and costs of labor, commodities and other necessary expenses, difficulties in forecasting consumer demand, and compliance with all regulatory requirements.

As a result, the Company cannot provide assurances that the Company’s business plan will in fact be achieved or that any profit or return will be generated. Investors could lose their entire investment. Each prospective investor should read this Offering Circular and should consult with their own legal, tax and financial advisors prior to making an investment decision to purchase any securities from the Company.

The Company Is or Will Be Subject to Income Taxes as Well as Non-Income Based Taxes, Which May Include as Payroll, Sales, Use, Value-Added, Net Worth, Property and Goods and Services Taxes and Others

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Will Face Significant Competition in the Company's Markets from Various Large and Small Companies, Some of Which Have Greater Resources Than the Company

The Company will face significant competition in the United States and elsewhere which could adversely affect your investment. In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

The hospitality and tourism industries in which the Company participates are intensely competitive and subject to rapid and significant change. The Company has competitors both in the United States and internationally. Many of these competitors have substantially greater financial, technical and other resources, larger research and development staff and experienced marketing organizations. Additional mergers and acquisitions in its industry may result in even more resources being concentrated in its competitors. As a result, these companies may obtain market acceptance more rapidly than the Company is able and may be more effective themselves as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries.

The Amount of Capital the Company Is Attempting to Raise in This Offering Will Not Be Enough to Sustain the Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in this offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, it will not be able to execute our business plan, our continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

The Company Will Likely Incur Debt

The Company will likely incur debt (possibly including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our Revenue Could Fluctuate from Period to Period, Which Could Have an Adverse Material Impact on Our Business

Our revenue may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following events, as well as other factors described elsewhere in this document:

•Unanticipated changes to economic terms in contracts with clients, vendors, partners and those with whom the Company does business, including renegotiations;

•Downward pressure on amounts the Company charges for our products, which would therefore reduce our revenues;

•Failure to obtain new customers for our products and services;

•Cancellation or non-renewal of existing contracts with third parties and customers;

•Changes in state and federal government regulations, international government laws and regulations or the enforcement of those laws and regulations;

•General economic and political conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which the Company operates.

As a result of these and other factors, the results of operations for any quarterly or annual period may differ materially from the results of operations for any prior or future quarterly or annual period and should not be relied upon as indications of our future performance.

The Company May Not Be Able to Obtain Adequate Financing to Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing Shareholders and may reduce the price of the Shares.

Terms of Subsequent Financing, If Any, May Adversely Impact Your Investment

The Company may have to engage in common equity, debt, or preferred stock financings in the future.  Your rights and the value of your investment in the Shares of Class C Common Stock could be reduced by the dilution caused by future equity issuances.  Interest on debt securities could increase costs and negatively impact operating results.  The Company is permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.  The terms of preferred stock could be more advantageous to those investors than to the holders of Shares of Class C Common Stock.  In addition, if the Company needs to raise more equity capital from the sale of additional stock or notes, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of your investment.  Shares of stock or notes which the Company sells could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors and Insider Shareholders Will Beneficially Own or Control a Substantial Portion of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders will beneficially own or control a substantial portion of our outstanding stock, which may limit your ability and the ability of our other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors or officers and the approval of actions for which the approval of our shareholders is required. If you acquire the Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of the Shares. The Company’s principal shareholders may be able to control matters requiring approval by its shareholders, including mergers or other business combinations. Such concentrated control may also make it difficult for the Company’s Shareholders to receive a premium for their Shares in the event that the Company merges with a third party or enters into different transactions which require Shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for the Shares.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by the Company. If these Assumptions or Analyses Prove to Be Incorrect, the Company’s Actual Operating Results May Be Materially Different from Its Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with any key vendors and advertisers

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, the Company Has Had Operating Losses and Does Not Expect to Be Initially Profitable for at Least the Foreseeable Future and Cannot Accurately Predict When It Might Become Profitable.

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable. The Company’s ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below its revenue levels in order to achieve positive cash flows, none of which can be assured.

The Company’s Bank Accounts Will Not Be Fully Insured and Escrow Accounts in Which Investment Funds Will Be Held Pending Clearing by the Broker-Dealer May Not Be Insured in Part or in Full

When you apply to invest in the Company, the funds you tender will in some cases be kept in an escrow account with Tristate Capital Bank until the next closing after they are received in said account. At each closing, with respect to subscriptions accepted by the Company, funds held in the escrow account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. The escrow account will be with a regulated financial institution and will have federal insurance covering portions of the deposit, but that may not be enough to cover the total amount of funds held in said account. While the funds you tendered are in an escrow account, if the company holding the funds should fail or otherwise terminate operations, the Company may not be able to recover all amounts deposited in these accounts. The Company’s regular bank accounts, any escrow account and bank accounts that may be used to hold some investor funds while investors are going through the compliance process before a closing occurs, have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in the Company’s account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company Has Significant Discretion Over the Net Proceeds of This Offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

Additional Financing Will Be Necessary for the Implementation of the Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company will require additional debt, equity or other financing to pursue the Company’s growth and business strategies. These growth and business strategies include but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of the Shares of Class C Common Stock subscribed for under this Offering.

Additional Financing Risks

This Offering may close with any amount after the launch of this Offering. Even if this Offering is successful, it will only provide a relatively small portion of the total amount that will be needed for the Company to execute its business plan. The capital provided by this offering will allow the Company to continue organizational activities, but if the Company is unable to raise substantial additional funding needed to fulfill the business plan, investors could lose their entire investment.

For example, the Company is currently estimating that it will need to raise approximately $35,000,000 to $50,000,000 000 or more pursuant to a possible 50/50 joint venture agreement complete development of the southern Nevada project. This amount is an estimate and subject to change and could be higher or lower depending on final site and configuration or based on a variety of other factors, many of which are out of control of the Company.

The Company’s ability to raise the required funding is subject to various uncertainties, including economic and financial market conditions and management’s ability to convince potential investors of the merits of the business plan and demonstrate progress in development. If financing required is not obtained. If this does not occur, the License could be terminated under certain circumstances.

If the Company is unable to raise the required funding, it will not be able to complete any project in the business plan and investors could suffer a total loss of their investment. Even if the Company does raise the required funding, there are substantial uncertainties about the terms of such funding based on the factors identified above. If the Company cannot raise funds on favorable terms, it could adversely impact the performance of the business plan in the future and the returns to investors. Additional funding may have preferential and other terms that are more favorable than those received by investors in this offering. Management will have substantial discretion to determine the terms of any future investments. Projected or targeted return information provided to prospective investors makes various assumptions about amounts, terms, and valuations for future financings, which are subject to significant uncertainty and market reception, and any variation in these assumptions could have significant impacts on the returns available for investors.

There is No Formal Contract in Place to Develop the Proposed Southern Nevada Project.

The Company does not have a formal contract in place for the development of a flagship hotel, casino and resort site in southern Nevada although the Company is in the process of negotiating an agreement with a publicly traded company to do so If definitive agreements are not entered into, there can be no assurance that the development will take place, or that a different suitable location can be obtained or if an acceptable site is identified, that costs acceptable to the Company will be obtained.

The Company’s Business Plan Is Speculative and an Investment in the Company's Shares Could Result in a Loss of Your Entire Investment

The Company’s present business and anticipated business plan are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative, involves a high degree of risk and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. You should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

The Company Will Likely Undertake Additional Equity or Debt Financing That May Dilute the Shares in This Offering

The Company plans to undertake further equity and/or debt financing which may be dilutive to existing Shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

The Company’s Actual Results May Differ Materially from its Projections

Given the very early stage of the Company, it is extremely difficult to predict future results. Any projected or targeted financial performance and returns from the Company will only illustrate the business opportunity of the Company and potential outcomes if various assumptions are realized. However, no representation or warranty is made as to the correctness or accuracy of such assumptions or projections. While the Company’s management considers those assumptions reasonable, actual results may differ greatly based on various factors and unknowns, many of which are out of the control of the Company and its management. As such, any such information should be considered illustrative, but not a prediction or guarantee of future performance. Prospective investors should not place undue reliance on such information or assume that any projected or targeted performance or return will be achieved or that the underlying assumptions will prove accurate.

The Company Has Made Assumptions in Its Projections and in Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.  Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. to the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Operational Risks Related to The Offering

The Company’s Business Plan is Reliant on the License

As noted herein, the License was sublicensed to the Company from a company affiliated with Mark Advent, the Company’s CEO, CFO and sole Director. The terms of the License are summarized above under “The License.” The Company’s rights under the sublicense mirror the License, and the Company will be responsible for fees and royalties that would be due from the original licensor to the Licensee under the License. The assignment of the License to the Advent Licensing, LLC has been approved by the Licensor. The Company, which will have a sublicense from Advent Licensing, LLC, will be reliant on its ability to comply with the terms of the License and to maintain it in good standing in order to execute the Company’s business plan. As noted above, the Company needs meet milestones under the License. The Company will also be responsible for paying Advent Licensing LLC a $350,000.00 annual payment in exchange for the having access to utilize the License as defined in the License agreement that is by and between Licensor and Licensee. There are also many other obligations set forth in the License that must be complied with in order to maintain it in good standing and that may result in additional expense for the Company. If the Company does not comply, and the License is terminated, the Company’s prospects will be fundamentally adversely impacted, and investors could lose their entire investment.

The Majority of the Company’s Business Plan is Presently Tied to the Use of a License and the Lack of Diversification Could Affect the Company’s Ability to Become Profitable

The sole initial significant asset of the Company will be its ability to capitalize on the Buffalo Chip License. While the Company may have the benefit of reducing risk by diversifying its funds among a portfolio of projects and businesses of varying types and locations involving the intellectual property license, there is no guarantee that any project involving the License will come to fruition, or will be financially successful, or that the Company will ever be able to diversify its funds among a portfolio of projects of varying types and locations. Accordingly, there will be greater risk to investors than if the Company owned other investments and had interests in assets other than its interest in the License. The Company’s prospects and the performance of the Company will be very dependent on the strength of the tourism industry, the hospitality industry and the Buffalo Chip brand. If the Company ends up operating only a single location, the Company also exposes itself to concentrated risks related to catastrophic events such as fires, accidents, terrorism, natural disasters, and other unpredictable events.

Failure to Maintain, Protect and Enhance Our Brand Image and Reputation Could Materially Harm Our Business, Results of Operations and Your Investment

Our competitive position and long-term growth rely heavily on the strength of our brand image and the public’s perception of our Company, products and services. If we do not successfully (i) preserve the quality and distinctive character of our products and services, (ii) extend the brand into new categories, channels, geographies and platforms, and (iii) respond swiftly to a rapidly evolving business environment, our sales and profitability could suffer. We will depend on advertising, consumer promotions, public-relations campaigns and product innovation to reinforce our brand. Heightened scrutiny of marketing practices—or changes in federal or state laws and rules—could restrict these efforts and reduce our ability to differentiate our products and services from competitors. The rise of social media amplifies both opportunity and risk: negative posts (whether accurate or not), security breaches, or failure to address online criticism promptly could damage our reputation in multiple markets at once. The resources required to protect, enhance and expand our brand are substantial and may continue to grow; yet even significant expenditures may prove ineffective. Any material erosion of brand equity would likely diminish consumer demand, impair our financial performance and adversely affect the value of your investment.

Inability to Build and Scale Brand Awareness May Adversely Affect Our Growth Prospects

Sustained growth depends on expanding overall awareness of our Company, its brand and its products and services. Achieving the necessary visibility will require ongoing investments in marketing, advertising, promotions and other brand-building initiatives, and we may have to increase such spending as competition intensifies. These investments might not generate the expected return, may take longer than anticipated to influence consumer behavior, or may fail altogether. If we cannot cost-effectively broaden recognition of our Company and brand, we may lose existing or prospective customers, experience reduced market share and revenue, and our business, financial condition and operating results could be materially and adversely affected.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, and Some of Them Will Have Concurrent Responsibilities at Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, as well as other key personnel and contractors. Some of the executive officers, key personnel contractors, advisors, consultants and others to whom the Company’s ultimate success may be reliant upon have not signed contracts with the Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, the Company Does Not Have Any Key Person Insurance Policies on Any Such People at the Time of This Offering

The Company is dependent upon management and on others order to conduct its operations and execute its business plan. However, the Company has not purchased and does not expect to carry key person insurance on the life of any member of management or others, and the loss of the services of the principals or management or certain key personnel through death, disability, incapacity or otherwise may have a material adverse effect on the Company’s business and operations. Therefore, should any of these key personnel or management die or become disabled, the Company may not receive sufficient, or any, compensation that would assist with such person's absence. The loss of such person or persons could negatively affect the Company and its operations.

The Company May Be Unable to Manage Its Growth or Implement Its Expansion Strategy

The Company may not be able to expand the Company's markets or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

Successful implementation of the Company’s business strategy requires the Company to manage its growth.  Growth could place an increasing strain on its management and financial resources.  to manage growth effectively, the Company will need to:

•Establish definitive business strategies, goals and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train and manage management-level and other employees.

If the Company fails to manage its growth effectively, its business, financial condition or operating results could be materially harmed.

Development and Construction Costs and Risks Could Negatively Affect the Company

The Company and its business plan will be subject to the substantial risks and uncertainties associated with large-scale development and construction projects. Delays, disputes, and cost overruns for developments like the those the Company intends to undertake are not uncommon. Factors that could cause such issues include ability to obtain governmental approvals, zoning or environmental issues, availability of qualified contractors and their performance, potential unforeseen liabilities and concerns of labor and community groups. The Company’s ability to control construction costs or to build in conformity with plans, specifications and timetables is uncertain. Increased costs or shortages of skilled labor and/or lumber, framing, concrete, steel, and other building materials could cause increases in construction costs and construction delays. Sustained increases in construction costs may require additional financing, which could further dilute early investors and/or adversely impact the Company’s performance or returns to investors. Many of these factors are outside of the Company’s control.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential customers and who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Currently Has Limited Marketing in Place

The Company currently has limited marketing for its brands and the Company. If the Company is unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties, the Company may not be able to effectively market and generate revenues.

The Company’s Future Financial Performance and Its Ability to Compete Effectively Will Depend, in Part, on the Company’s Ability to Manage Any Future Growth Effectively

As the Company’s operations expand, it expects that it will need to manage additional relationships with various strategic partners, suppliers and other third parties. The Company’s future financial performance and its ability to commercialize its business and to compete effectively will depend, in part, on its ability to manage any future growth effectively. to that end, the Company must be able to manage its development efforts effectively and hire, train and integrate additional management, administrative and sales and marketing personnel. The Company may not be able to accomplish these tasks, and its failure to accomplish any of them could prevent us from successfully growing the Company.

The Company’s Insurance Strategy May Not Be Adequate to Protect Us from All Business Risks.

The Company may be subject, in the ordinary course of business, to losses resulting from accidents, acts of God and other claims against us, for which the Company may have no insurance coverage. The Company currently maintains no general liability, automobile, life, health, property, or directors' and officers' insurance policies, but is exploring a directors’ and officers’ policy. A loss that is uninsured, or underinsured, or which otherwise exceeds policy limits may require us to pay substantial amounts, which could adversely affect the Company’s financial condition and operating results.

The nature of the Company’s business plan will expose the Company to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that may be uninsurable or not economical to insure, or may be insured subject to limitations such as large deductibles or co-payments. These policies may or may not be available at a reasonable cost, if at all, which could inhibit Company’s ability to finance its business operations. In such instances, Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company cannot assure investors that it will have adequate coverage or self-insurance for such losses. If the Company incurs a casualty loss that is not fully covered by insurance, the value of the Company may be reduced by the uninsured loss. In addition, the Company may not be able to fund any such uninsured losses. Any or all such matters could adversely affect the ability of the Company to successfully develop its business plan or its performance and may affect any potential returns to investors.

The Company’s Advertising and Promotional Investments May Affect the Company’s Financial Results

The Company expects to incur significant advertising, marketing and promotional expenditures to enhance its brands. These expenditures may adversely affect the Company’s results of operations and may not result in increased sales. Variations in the levels of advertising, marketing and promotional expenditures are expected to cause variability in the Company’s results of operations. While the Company will attempt to invest only in effective advertising, marketing and promotional activities, it is difficult to correlate such investments with sales results, and there is no guarantee that the Company’s expenditures will be effective in building brand equity or growing short term or long-term sales.

Our Marketing May in Some Instances Rely on Individuals, Social Media and Other Platforms and Other Matters Not Completely Within Our Control.

Our marketing, and in particular our social media content creation, will use third party social media platforms to engage with customers. In addition to company accounts and accounts associated with key employees, such as our founders and officers, we may utilize non-employee influencers to drive online traffic and to promote our brand. These relationships and agreements with non-employee influencers sometimes cannot be closely controlled. Any actions or any public statements or social media posts about us or our products by non-employees that are contrary to our values, are critical of our brand, or create public controversy could negatively affect consumer perception of our brand and adversely affect our business. Additionally, if non-employees cease publishing content supporting us on their social media platforms for any reason, our online presence may decrease, and our operating results may suffer.

Additionally, we will rely on third party social media platforms, such as Facebook, Instagram, YouTube, Google, and others, to generate new customers and to engage with existing customers. As existing social media platforms evolve and new platforms develop, we must continue to maintain a presence on current and emerging platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new customers may suffer. Moreover, social media and other online platforms often revise their algorithms and introduce new advertising products. If one of the platforms upon which we rely for customer engagement were to modify its general methodology for how it displays our advertisements or keyword search results, resulting in fewer customers clicking through to our websites or coming across our content, our business may suffer.

Furthermore, as laws and regulations governing the use of these platforms evolve, any failure by us or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could subject us to regulatory investigations, class action lawsuits, liability, fines, or other penalties and adversely affect our business, financial condition, and operating results. An increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such content and increase the risk that such content could contain problematic product or marketing claims in violation of applicable regulations.

Social Media and Similar Online Devices May Affect Our Company and Brand.

Due to the marked increase in the use of social media platforms and similar devices, including blogs, social media websites, and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons, the availability of information online is virtually immediate as is its impact. Many social media platforms immediately publish content from subscribers and participants, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning us may be posted on such platforms at any time. Our founders often appear in unscripted and un-reviewed online publications, such as podcasts, over which we have little curation. All of these could affect public perception about the Company and the brand and affect the Company financially and, as a result, your investment. Ultimately, the risks associated with any such negative publicity or incorrect information posted online or otherwise, cannot be completely eliminated or mitigated and may harm our Company.

The Company Relies Upon Trade Secret Protection to Protect Its Intellectual Property. It May Be Difficult and Costly to Protect the Company's Proprietary Rights and the Company May Not Be Able to Ensure Their Protection. If the Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair the Company’s Ability to Compete.

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required.

The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

Computer, Website or Information System Breakdown Could Affect the Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, and Could Adversely Affect the Company's Reputation and Operating Revenues

to the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us.  If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Will Depend on Third-Party Providers for a Reliable Internet Infrastructure as Well as Other Aspects of the Company’s Technology and Applications and the Failure of these Third Parties, or the Internet in General, for Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business

The Company will outsource some or all of its online presence, server needs, technology development and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Actual or Perceived Failure to Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well-being and your investment.

The Company's Employees May Engage in Misconduct or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

The Company’s Operations Are and Will Be Subject to Certain Operating Hazards Which Could Result in Unexpected Costs or Product Recalls That Could Harm the Company’s Business.

The Company’s operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging, or defective packaging and handling. Such occurrences may create bad tasting beer or pose health risk to the consumer or risk to the integrity and safety of the packaging. These could result in unexpected costs to the Company and, in the case of a costly product recall, potentially serious damage to the Company’s reputation for product quality, as well as product liability claims.

Regulatory Risks Related to The Offering

Changes in Laws or Regulations Could Harm the Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company Is Not Subject to Sarbanes-Oxley Regulations and Lack the Financial Controls and Safeguards Required of Public Companies

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in Tax Laws, or Their Interpretation, and Unfavorable Resolution of Tax Contingencies Could Adversely Affect the Company’s Tax Expense

The Company’s future effective tax rates could be adversely affected by changes in tax laws or their interpretation, both domestically and internationally. For example, in December 2017, the Tax Act was enacted into United States law. This legislation is broad and complex, and given its recent enactment, regulations or other interpretive guidance are currently limited. Any change in the interpretation of the Tax Act or other legislative proposals or amendments could have an adverse effect on the Company’s financial condition, results of operations, and cash flows. Furthermore, the effect of certain aspects of the Tax Act on state income tax frameworks is currently unclear, and potential changes to state income tax laws or their interpretation could further increase the Company’s income tax expense. The Company’s tax returns and positions (including positions regarding jurisdictional authority of foreign governments to impose tax) are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting the Company’s results of operations.

Changes in Environmental and Other Regulations, Government Shutdowns or Failure to Comply with Existing Licensing, Trade or Other Regulations Could Have a Material Adverse Effect on the Company’s Financial Condition.

Portions of the Company’s business are regulated by federal, state and local laws and regulations regarding such matters as trade and pricing practices, advertising, promotion and marketing practices, environmental impact of operations and other matters. These laws and regulations are subject to frequent reevaluation, varying interpretations and political debate, and inquiries from governmental regulators charged with their enforcement. In addition, any delays in federal or state government required approvals caused by federal or state government shutdowns could prevent new brands or innovations from getting to market on time or at all. Failure to comply with existing laws and regulations to which the Company’s operations are subject or any revisions to such laws and regulations or the failure to pay taxes or other fees imposed on the Company’s operations and results could result in the loss, revocation or suspension of the Company’s licenses, permits or approvals, and could have a material adverse effect on the Company’s business, financial condition and results of operations.

Governmental Regulation Costs May Affect the Company’s Financial Results.

There are various local, state, and federal fire, health, life, safety, environmental, employment, discrimination and similar regulations that the Company or its business partners may be required to comply with in connection with its business plan, and that may subject the Company to liability in the form of fines or damages for noncompliance. Complying, or failure to comply, with these laws or regulations could increase the cost of operations. Further, new laws, regulations and policies, or changes in such laws, regulations, and policies, may occur in a manner that results in additional costs to the Company.

The Company’s Marketing May Be Subject to an Anti-Spam Legislation Risk.

The Company may employ a direct marketing strategy using email communication. It may acquire email addresses through consumer sign-ups, the purchase of email distribution lists, organic growth, events, or other means. Emails sent by the Company are subject to the regulation and anti-spam legislation or similar legislation in other jurisdictions that it may be operating in. Violation of these laws or other similar legislation may result in legal, regulatory and/or financial action taken against the Company that could have an adverse impact on its operations, financial results or reputation.

Macroeconomic And External Risks Related to The Offering

International Operations, Worldwide and Regional Economic Trends and Financial Market Conditions, Geopolitical Uncertainty, or Other Governmental Rules and Regulations

We anticipate expanding into foreign countries in the future. Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, include:

•changes in political, economic, social, and labor conditions in U.S. and international locales;

•potential disruption from wars and military conflicts, including the Russia-Ukraine conflict, terrorism, civil unrest, kidnapping, and drug-related, workplace, or other types of violence;

•middle eastern vulnerability that is hard to predict;

•acts of terrorism;

•restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

•import and export requirements and border accessibility;

•protectionist trade policies, sanctions, and tariffs;

•foreign currency exchange rate fluctuations, which may reduce the U.S. dollar value of net sales, earnings, and cash flows from non-U.S. markets or increase our supply chain costs, as measured in U.S. dollars, in those markets;

•a less developed and less certain legal and regulatory environment in some countries, which, among other things, can create uncertainty regarding contract enforcement, intellectual property rights, privacy obligations, real property rights, and liability issues; and

•inadequate levels of compliance with applicable domestic and foreign anti-bribery and anti-corruption laws, including the Foreign Corrupt Practices Act.

Unfavorable global or regional economic conditions, including economic slowdown or recession, instability in the banking sector, and the disruption, volatility, and tightening of credit and capital markets, as well as unemployment, tax increases, governmental spending cuts, or continuing high levels of inflation, could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues, and other financial hardships for us and our suppliers, distributors, retailers, and consumers. The inability of suppliers, distributors, and retailers to access liquidity could impact our ability to produce and distribute our products.

We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems, intergovernmental disputes, or animus against the U.S. Any determination that our operations or activities did not comply with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

The Company’s Operating Results and Cash Flow May Be Adversely Affected by Unfavorable Economic, Financial and Societal Market Conditions

Volatility and uncertainty in the financial markets and economic conditions may directly or indirectly affect the Company’s performance and operating results in a variety of ways, including: (a) prices for products and services may rise faster than current estimates, including increases resulting from currency fluctuations; (b) the Company’s key suppliers, vendors and/or partners may not be able to fund their capital requirements, resulting in disruption to the Company; (c) the credit risks of the Company’s key suppliers, vendors and/or partners may increase; (d) the impact of currency fluctuations on amounts owed to the Company that may pay in foreign currencies; (e) the Company’s credit facility, or portion thereof, may become unavailable at a time when needed by the Company to meet critical needs.

Inflation, Recession, Higher Interest Rates or Deflation Could Adversely Affect Our Business and Financial Results

Inflation and higher interest rates can adversely affect us by increasing costs of materials and labor and by reducing consumer spending. A recession, which some report the United States is already in, could affect consumer demand for our products, and spending on consumer products in general, as well as have negative impacts on our business. Also, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of our inventory and our business to decline. These, or other factors related to the U.S. and world economy could have a negative impact on our business or financial results.

Changes in the Economy Could Have a Detrimental Impact on the Company

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Outbreaks of Communicable Infections or Diseases, Pandemics, or Other Widespread Public Health Crises in the Markets in Which Our Consumers or Employees Live and/or in Which We or Our Distributors, Retailers, and Suppliers Operate

The global COVID-19 pandemic and government measures taken in response to it adversely impacted many businesses, results of operations, capital spending, business planning, and financial condition, and may continue to do so depending on uncertain future developments. Global health concerns relating to the COVID-19 outbreak impacted the economic environment, and the outbreak significantly increased economic uncertainty. The outbreak resulted in governments and others implementing measures to try to contain the virus, such as travel restrictions, social distancing, mandatory vaccinations, restrictions on employing or otherwise interacting with individuals who chose to not receive vaccinations and restrictions on business operations which have impacted consumers and businesses. These measures adversely impacted many businesses and may further impact the workforce and operations and the operations of our business partners, customers, stakeholders, and suppliers. While these measures have either eased or been lifted in most countries, another resurgence of the COVID-19 virus or another communicable illness could cause those measures to be reinstated or other even more restrictive measures to be implemented. The extent to which current health measures are removed, or new measures are put in place will depend on how the COVID-19 virus and other infectious diseases evolve, as well as the progress of the local and global roll-out and acceptance of vaccines or other measures aimed at preventing the spread of disease. Another widespread health crisis or the reemergence of severe COVID-19 pandemic conditions could negatively affect the economies and financial markets of many countries resulting in a global economic downturn which could negatively impact demand for our products and our ability to borrow or raise money. Any of these events could have a material adverse effect on our business, liquidity, financial condition, results of operations and your investment.

Risks Related to The Offering and Ownership of Stock in The Company

The Company’s Management and Affiliates May Have Conflicts of Interest

Principals and management of the Company are also involved in other projects in the entertainment, leisure, casino and hospitality industries that do not involve the Company or the Buffalo Chip License. The principals and management of the Company also have other outside business ventures. All of the foregoing could lead the Company’s principals and management to devote time and resources to other projects. Although it would not be their intention, this devotion of time and resources to other projects could be to the detriment of the Company. Investors will have no interest in any business ventures or projects involving the Company’s principals or management except for the investor’s interest in the Company.

Some officers, directors and employees of the Company are yet to be determined, but they may be affiliated with the principals of the Company and also be involved in other projects that the principals and/or management of the Company are involved in and thus have the same conflicts as described above. It is also possible that certain personnel will be employed by members of affiliated businesses but perform services for the Company, in which case the Company may pay members of members of affiliated businesses compensation for these services. Principals and management of the Company, or of affiliated companies may also provide certain other services or incur costs on behalf of the Company for which they may be compensated or reimbursed. The Company’s board and management will have substantial discretion to determine these arrangements and appropriate amounts of compensation.

In addition to the foregoing, in the event the Company pursues development of a project that encompasses additional uses outside of the Buffalo Chip License, it is possible that principals and management of the Company will be involved in the development of other unrelated entertainment or hospitality projects in close proximity or in conjunction with the use of the License.  This will create conflicts of interest in the development of any such project as well as potentially ongoing conflicts of interests as various projects could compete with the Company.

In addition, the Company may utilize other consultants, vendors, persons or entities that could be related parties, or Company shareholders. Some of these may have outside interests that compete with the Company or otherwise may be involved in other matters that may create conflicts of interest.

The Shares Are Offered on a “Best Efforts” Basis and the Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis after the Target Offering Amount is raised, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If the Maximum Offering Is Not Raised, It May Increase the Amount of Long-Term Debt or the Amount of Additional Equity It Needs to Raise

There is no assurance that the maximum number of Shares in this offering will be sold. Regardless of whether the maximum amount is sold, the Company will need to incur additional debt or raise additional equity in order to finance the Company’s operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to the Company’s Shareholders. Increasing the amount of additional equity that the Company will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While in the Escrow Account Prior to Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing escrow account until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends in the Past and Is Uncertain If It Will Be Able to Pay Dividends in the Foreseeable Future, So Any Return on Investment May Be Limited to the Value of the Shares

Please note that the Company has never paid dividends on its Shares and is uncertain if it will be able to pay dividends in the foreseeable future. The payment of dividends on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends, its Shares may be less valuable because a return on your investment will only occur if its stock price appreciates. Consequently, investors must rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any gains on their investment. Investors seeking cash dividends should not purchase the Company’s Shares. It is possible that the Company may never reach a financial position where it can or will issue dividends.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

You Should Be Aware of the Long-Term Nature of This Investment

There is not now, and likely will not be in the near future, a public market for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

You Will Have Limited Influence on the Management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors or employees of the Company. You will have a little ability to take part in the management of the Company as a minority Shareholder and will not be represented on any management board of the Company. Accordingly, no person should purchase the Shares unless he or she is willing to entrust all aspects of management to the Company.

The Shares in This Offering Have No Protective Provisions

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

Investing in This Offering Using a Credit Card Has Several Risks

Should you choose to invest in this offering using a credit card, you should be aware of several risks.  The SEC’s Office of Investor Education and Advocacy has issued an alert to inform investors about risks in using credit cards to purchase an investment. In part, this alert states that investing using a credit card has several risks including, but not limited to high interest rates, credit risk, transaction fees, credit card abuse, unauthorized charges on your credit card statements and risks related to third-party payment processors.  If you are considering investing in this Offering by using a credit card, you are encouraged to read and review the investor alert at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination.

The Shares Being Offered Have No Voting Rights

The Shares being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding shares of Class B Common Stock, which are not being offered herein. As a result, all matters submitted to Shareholders will be decided by the vote of holders of Class B Common Stock. This concentrated control eliminates other Shareholders’ ability to influence corporate matters, and, as a result, the Company may take actions that its Shareholders do not view as beneficial. Because the securities being sold in this offering, Shares of Class C Common Stock, have no voting rights, if you invest, you should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

The Shares of Class C Common Stock Being Offered Are Subject to a Drag-Along Right

The Shares of Class C Common Stock being offered in this Offering Circular are subject to a drag-along right. Please review the Amended and Restated Certificate of Incorporation for a full description of the drag-along right. In summary, if a bona fide written offer to acquire the Company is made by a third party and the requisite Class B Common shareholders wish to accept the offer and the offer is approved by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote and the Board approves, the Class B Common shareholders will have the right to require the other holders to sell their shares of common stock (including the Class C Common Stock you being offered in this Offering) at the same price per share and upon the same terms and conditions as set forth in the offer. Please review the Company’s Amended and Restated Articles of Incorporation (Exhibit G) for additional details.

 Limitation on Director, Officer and Other’s Liability

The Company’s Bylaws provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

Market and Business Condition May Affect Your Investment.

The following external factors, as well as other factors beyond the control of the Company, could adversely affect the Company’s ability to successfully operate its business:

•changes in hospitality and related market conditions, including any decrease in tourism or consumer spending and/or supply of hospitality options that are similar to or otherwise compete with the Company for consumer spending;

•the availability and cost of skilled labor;

•inflation and other increases in operating costs, including commodities, insurance premiums, utilities and taxes;

•the popularity of the Buffalo Chip brand over time; and

•acts of God, such as earthquakes, tornados, fires, floods and hurricanes, global pandemics and other catastrophic conditions or events.

Public Perception is Important, and Partially as a Result of Engaging in Equity Crowdfunding, We Are Susceptible to Negative Postings and False Allegations About the Company

As a company raising money from the crowd, the Company’s funding is in some cases dependent upon investors who get information from a wide variety of sources that rely on user-generated content (e.g., social media, websites, message boards, blogs, etc.). These sources often have little to no standards for posting, and many of them allow people to post without even requiring a real name. As a result, these mediums can be susceptible to misinformation, disinformation, and campaigns where individuals using bots and/or fake accounts can create the illusion of “social proof.” To the extent the Company becomes the target of a negative information campaign from one or more individuals, the negative publicity may have an adverse impact on the Company, its fundraising, its reputation, and has the potential to distract management’s attention from the Company’s business.

The Securities Being Offered Have No Liquidity

While the Securities being offered are unrestricted under Regulation A, they still have limited or no liquidity based upon the lack of a marketplace for the Shares at present. The Securities have not been registered with the U.S. Securities and Exchange Commission under the Securities Act, or with any other governmental body under the laws of any state, and cannot be sold or otherwise transferred except in accordance with Regulation A and the terms of the Company’s Bylaws and Amended and Restated Certificate of Incorporation or any revisions to said documents unless they are subsequently registered under applicable law (which the Company is not obligated, and has no current intention, to do) or if an exemption from registration is available. The Company is not committed to, and has no concrete plans with respect to, any future liquidity event or timeframe. As such and until that changes any financial returns would be expected to come through distributions. However, distributions by the Company are not expected until the Company is generating sufficient excess cash, which is expected to take at least several years. Investors cannot be assured of receiving any amount of income from their investment in the Securities. Therefore, the Securities should be purchased only as long-term, speculative investment by investors capable of holding them for an indefinite period of time, who do not have the need for any income from the investment and who are able to withstand a loss of their entire investment.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities, and the Company does not have plans at this time to file the documents and seek approval required to establish a trading market for the Shares being sold in this Offering. The Company cannot assure that even with the proper filings that a trading market will ever develop. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that the Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales of the Company’s Shares by Insiders Under Rule 144 or Otherwise Could Reduce the Price of the Shares, if a Trading Market Should Develop

Certain officers, directors and/or other insiders may hold Shares in the Company and may be able to sell their Stock in a trading market if one should develop. The availability for sale of substantial amounts of Stock by officers, directors and/or other insiders could reduce prevailing market prices for the Company’s securities in any trading market that may develop.

Investors Should Not Rely on a Potential Public Offering to Provide Liquidity or an Increase in Share Value

The Company is contemplating a possible future direct listing or a possible IPO or other public offering to possibly be held on Nasdaq. While no specific time frame has been determined, and no definitive plans are in place, the Company has reserved the Nasdaq ticket symbol CHP and holds the reservation of the symbol for 24 months, or until late July 2027. The Company has also engaged an investment bank to advise and provide services related to this potential public offering. The symbol reservation provides no commitment by Nasdaq to list the Company’s securities. No Nasdaq listing application has been filed or approved, and a Nasdaq listing is not assured. The Company may never satisfy Nasdaq’s quantitative or corporate‑governance listing standards, and even if the Company qualifies, prevailing market conditions could delay or prevent a direct public listing or an IPO. Investors should not rely on, or assume, that the Company’s reservation of a Nasdaq symbol, or engagement of an investment bank related to a possible direct listing or public offering, (a) means that the Company will directly list the Shares, hold a public offering, (b) that if it does occur that it will occur within a specific timeframe, or (c) that if it occurs it will provide liquidity or an increase in the value of your Shares. Any plans related to the possible listing of the Company’s securities on any exchange or possibly holding an initial public offering are speculative at present, and no definitive plans are in place for such a listing or offering.

Should the Company’s Securities Become Quoted on a Public Market, Sales of a Substantial Number of Shares of the Type of Shares Being Sold in This Offering May Cause the Price of the Company’s Shares to Decline

Should a market develop, and the Company’s Shareholders sell, substantial amounts of the Company’s Shares in the public market, Shares sold may cause the price to decrease below the current value of the Shares. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

Because the Company Does Not Have an Audit or Compensation Committee, Shareholders Will Have to Rely on Management to Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Management performs these functions as a whole. Thus, there is a potential conflict in that management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Offering Price for the Shares of Class C Common Stock Being Sold in This Offering Has Been Determined by the Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, its future prospects and its capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

The Exclusive Forum Provision in the Subscription Agreement May Have the Effect of Limiting an Investor’s Ability to Bring Legal Action Against the Company and Could Limit an Investor’s Ability to Obtain a Favorable Judicial Forum for Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Delaware other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision does not apply to purchasers in secondary transactions. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need to Keep Records of Your Investment for Tax Purposes.

As with all investments in securities, if you sell the Shares, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers and are not set up to hold such securities) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

Risks Related to the Gaming Industry

Gaming License and Hospitality-Permit Uncertainty

It is believed that casinos operating in legal jurisdictions in the United States where casino gaming is legal must secure state and, in some cases, federal, tribal or local gaming approvals. License investigations are extensive and may impose conditions on ownership structure, financing sources, executive suitability and internal controls. Failure to obtain, maintain or renew gaming licenses would shut down primary revenue streams and trigger default under the License.
State legislatures and city councils routinely adjust tax rates, table limits, smoking rules, minimum-wage laws, environmental restrictions and liquor regulations. Adverse legal changes could raise costs, reduce demand or require unplanned capital expenditures.

If We Complete Our Plan to Open a Hotel and Casino in Southern Nevada, We May Have to Depend on the Local and Repeat Visitor Markets as Key Markets, Which Subjects Us to Greater Risks Than a Hospitality and Gaming Company with More Diverse Operations

Because our first proposed hotel and casino property is presently planned to be in southern Nevada, and because it will likely be the only gaming property we will own part of if and when it opens, part of our operating strategy will emphasize attracting and retaining customers from the local and repeat visitor market. We will dependent upon attracting both local residents as well as out of town visitors. As a result of our concentration of the gaming operations in the southern Nevada market, we will have a greater degree of exposure to a number of risks than we would have if we had gaming operations outside of southern Nevada. These risks include the following:

•local economic and competitive conditions;

•changes in local and state governmental laws and regulations, including gaming laws and regulations;

•natural and other disasters; and

•a decline in the local population.

Our Business is Sensitive to Reductions in Discretionary Consumer Spending as a Result of Downturns in the Economy

Consumer demand for the offerings of casino hotel properties such as ours is sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions and customer confidence in the economy, unemployment, the uncertainty and distress in the housing and credit markets, the impact of high energy, fuel, food and healthcare costs, the potential for bank failures, perceived or actual changes in disposable consumer income and wealth, taxes, effects or fears of war and future acts of terrorism could further reduce customer demand for the amenities that we offer and materially and adversely affect our business and results of operations.

We expect that our southern Nevada hotel and casino will draw a substantial number of customers from the local Nevada area, as well as nearby geographic areas, including Southern California, Arizona and Utah. If the economies of these areas experience a downturn, or if adverse conditions experienced in our target markets and in the United States generally result in a significant decline in leisure spending, it will negatively affect our results of operations. Any slowing of the economy or a return to an economic downturn would further negatively affect our results of operations.

We Face Substantial Competition in the Gaming Industry and We Expect That Such Competition Will Intensify

Our proposed Southern Nevada hotel and casino property will face competition for customers and employees from all other casinos and hotels in the southern Nevada area. In addition, our proposed casino will face competition from all smaller nonrestricted gaming locations and restricted gaming locations (locations with 15 or fewer slot machines) in the area, including those that primarily target the local and repeat visitor markets. Major additions, expansions or enhancements of existing properties or the construction of new properties by competitors could also have a material adverse effect on the business of our hotel and casino property. If our competitors operate more successfully than we do, or if they attract customers away from us as a result of aggressive pricing and promotion or enhanced or expanded properties, we may lose market share, and our business could be adversely affected.

Our proposed casino property will also compete with gaming operations in other parts of the state of Nevada and other gaming markets in the United States and in other parts of the world, with state sponsored lotteries, on-and-off-track pari-mutuel wagering (a system of betting under which wagers are placed in a pool, management receives a fee from the pool, and the remainder of the pool is split among the winning wagers), card rooms, other forms of legalized gaming and online gaming. The gaming industry also includes dockside casinos, riverboat casinos, racetracks with slot machines and casinos located on Native American land. There is intense competition among companies in the gaming industry, some of which have significantly greater resources than we do. Our properties will encounter additional competition as large-scale Native American gaming on Indian lands, particularly in California, has increased and competition may intensify if more Native American gaming facilities are developed. Several states are currently considering the approval of legalized casino gaming in designated areas, expansion of existing gaming operations or additional gaming sites. In addition, internet gaming has commenced in Nevada, New Jersey and Delaware, and legislation approving internet gaming has been proposed by the federal government and other states. Internet gaming and expansion of legalized casino gaming in new or existing jurisdictions and on Native American land could result in additional competition that could adversely affect our operations, particularly to the extent that such gaming may be conducted in areas close to our proposed operations.

Work stoppages, Labor Problems and Unexpected Shutdowns May Limit Our Operational Flexibility and Negatively Impact Our Future Operations

Any work stoppage at our proposed southern California hotel and casino property, including any construction projects which may be undertaken, could require us to expend significant funds to hire replacement workers, and qualified replacement labor may not be available at reasonable costs, if at all. Strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting our casino properties. Strikes and work stoppages involving laborers at any construction project which may be undertaken could result in construction delays and increases in construction costs. As a result, a strike or other work stoppage at our proposed hotel and casino property or any construction project could have an adverse effect on the business of our hotel and casino property and our financial condition and results of operations. There can be no assurance that we will not experience a strike or work stoppage at our hotel and casino property or any construction project in the future.

In addition, any unexpected shutdown of our proposed hotel and casino property or any construction project could have an adverse effect on our business and our results of operations. There can be no assurance that we will be adequately prepared for unexpected events, including political or regulatory actions, which may lead to a temporary or permanent shutdown of any of our proposed hotel and casino property.

The Concentration and Evolution of the Slot Machine Manufacturing Industry or Other Technological Conditions Could Impose Additional Costs on Us

We will rely on a variety of hardware and software products to maximize revenue and efficiency in our operations at our proposed hotel and casino property in southern Nevada. Technology in the gaming industry is developing rapidly, and we may need to invest substantial amounts to acquire the most current gaming and hotel technology and equipment in order to remain competitive in the market in which we plan to operate. In addition, we may not be able to successfully implement and/or maintain any acquired technology.

Our Proposed Hotel and Casino Will Be Subject to Extensive Federal, State and Local Regulation and Governmental Authorities Will Have Significant Control Over Our Operations; This Control and the Cost of Compliance or Failure to Comply with Such Regulations That Govern Our Operations in Any Jurisdiction Where We Operate Could Have an Adverse Effect on Our Business

Our proposed ownership and operation of the southern Nevada gaming facility will be subject to extensive regulation, including licensing requirements, by the state, counties and city in which we plan to operate. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations, and we are subject to extensive background investigations and suitability standards in our gaming business. We also will become subject to regulation in any other jurisdiction where we choose to operate in the future. As such, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators or, alternatively, cease operations in that jurisdiction. In addition, unsuitable activity on our part or on the part of our unconsolidated affiliates in any jurisdiction could have a negative effect on our ability to continue operating in other jurisdictions.

Specifically in Nevada, our gaming operations and the ownership of our securities will be subject to extensive regulation by the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and the local gaming commission, as well as the local city and county governments and certain other local regulatory agencies, collectively referred to as the "Nevada Gaming Authorities." The Nevada Gaming Authorities have broad authority with respect to licensing and registration of business entities and individuals investing in or otherwise involved with us. Even if gaming licenses ae granted to us, these authorities may, among other things, revoke the gaming license of any corporate entity or the registration of a registered corporation or any entity registered as a holding company of a corporate licensee for violations of gaming regulations.

In addition, the Nevada Gaming Authorities may, under certain conditions, revoke the license or finding of suitability of any officer, director, controlling person, stockholder, noteholder or key employee of a licensed or registered entity. If our gaming licenses were revoked for any reason, the Nevada Gaming Authorities could require the closing of our proposed casino, which would have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, compliance costs associated with gaming laws, regulations or licenses are significant. Any change in the laws, regulations or licenses applicable to our business or gaming licenses could require us to make substantial expenditures or could otherwise have a material adverse effect on our business, financial condition, results of operations or cash flows. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. Increases in gaming taxation could also adversely affect our results of operations. There can be no assurance that we will be able to obtain new licenses, including any licenses that may be required if we pursue gaming opportunities in jurisdictions where we are not already licensed, or renew any of our existing licenses, or that if such licenses are obtained, that such licenses will not be conditioned, suspended or revoked, and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Further, once we are licensed, we may not be allowed to make a public offering of our securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes.

We will also deal with significant amounts of cash in our proposed operations and will be subject to various reporting and anti-money laundering regulations. We will be subject to regulation under the Currency and Foreign Transactions Reporting Act of 1970, commonly known as the "Bank Secrecy Act," which, among other things, will require us to report to the Financial Crimes Enforcement Network ("FinCEN") any currency transactions in excess of $10,000 that occur within a 24-hour gaming day, including identification of the individual transacting the currency. We will also be required to report certain suspicious activity, including any transactions aggregating to $5,000 or more, where we know, suspect or have reason to suspect such transactions involve funds from illegal activity or are intended to evade federal regulations or avoid reporting requirements. In addition, under the Bank Secrecy Act we will be subject to various other rules and regulations involving reporting and recordkeeping. Our compliance with the Bank Secrecy Act will be subject to periodic audits by FinCEN, and we may be required to pay substantial penalties if we fail to comply with applicable regulations. Any violations of anti-money laundering laws or regulations by any of our proposed properties could have an adverse effect on our financial condition, results of operations or cash flows. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted.

Rising Operating and Other Costs at Our Gaming Properties Could Have a Negative Impact on Our Business

The operating expenses associated with our proposed gaming properties could increase due to, among other reasons, the following factors:

•changes in the federal, state or local regulations, including state and local gaming regulations or taxes, or the way such regulations are administered could impose additional restrictions or increase our operating costs;

•aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain any existing customer base and attract new customers;

•as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business compared to amounts that we have spent historically;

•our reliance on slot play revenues and any additional costs imposed on us from vendors;

•availability and cost of the many products and services we may provide our customers, including food, beverages, retail items, entertainment, hotel rooms, and spa services;

•availability and costs associated with insurance;

•increases in costs of labor and employee benefits, including due to potential unionization of our employees;

•increases in the prices of electricity, natural gas and other forms of energy; and

•water shortages or other increases in the cost of water.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

If We Complete Our Plan to Open a Hotel and Casino in Southern Nevada, We May Have to Depend on the Local and Repeat Visitor Markets as Key Markets, Which Subjects Us to Greater Risks Than a Hospitality and Gaming Company with More Diverse Operations

Because our first proposed hotel and casino property is presently planned to be in southern Nevada, and because it will likely be the only gaming property we will own part of if and when it opens, part of our operating strategy will emphasize attracting and retaining customers from the local and repeat visitor market. We will dependent upon attracting both local residents as well as out of town visitors. As a result of our concentration of the gaming operations in the southern Nevada market, we will have a greater degree of exposure to a number of risks than we would have if we had gaming operations outside of southern Nevada. These risks include the following:

•local economic and competitive conditions;

•changes in local and state governmental laws and regulations, including gaming laws and regulations;

•natural and other disasters; and

•a decline in the local population.

Our Business is Sensitive to Reductions in Discretionary Consumer Spending as a Result of Downturns in the Economy

Consumer demand for the offerings of casino hotel properties such as ours is sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions and customer confidence in the economy, unemployment, the uncertainty and distress in the housing and credit markets, the impact of high energy, fuel, food and healthcare costs, the potential for bank failures, perceived or actual changes in disposable consumer income and wealth, taxes, effects or fears of war and future acts of terrorism could further reduce customer demand for the amenities that we offer and materially and adversely affect our business and results of operations.

We expect that our southern Nevada hotel and casino will draw a substantial number of customers from the local Nevada area, as well as nearby geographic areas, including Southern California, Arizona and Utah. If the economies of these areas experience a downturn, or if adverse conditions experienced in our target markets and in the United States generally result in a significant decline in leisure spending, it will negatively affect our results of operations. Any slowing of the economy or a return to an economic downturn would further negatively affect our results of operations.

We Face Substantial Competition in the Gaming Industry and We Expect That Such Competition Will Intensify

Our proposed Southern Nevada hotel and casino property will face competition for customers and employees from all other casinos and hotels in the southern Nevada area. In addition, our proposed casino will face competition from all smaller nonrestricted gaming locations and restricted gaming locations (locations with 15 or fewer slot machines) in the area, including those that primarily target the local and repeat visitor markets. Major additions, expansions or enhancements of existing properties or the construction of new properties by competitors could also have a material adverse effect on the business of our hotel and casino property. If our competitors operate more successfully than we do, or if they attract customers away from us as a result of aggressive pricing and promotion or enhanced or expanded properties, we may lose market share, and our business could be adversely affected.

Our proposed casino property will also compete with gaming operations in other parts of the state of Nevada and other gaming markets in the United States and in other parts of the world, with state sponsored lotteries, on-and-off-track pari-mutuel wagering (a system of betting under which wagers are placed in a pool, management receives a fee from the pool, and the remainder of the pool is split among the winning wagers), card rooms, other forms of legalized gaming and online gaming. The gaming industry also includes dockside casinos, riverboat casinos, racetracks with slot machines and casinos located on Native American land. There is intense competition among companies in the gaming industry, some of which have significantly greater resources than we do. Our properties will encounter additional competition as large-scale Native American gaming on Indian lands, particularly in California, has increased and competition may intensify if more Native American gaming facilities are developed. Several states are currently considering the approval of legalized casino gaming in designated areas, expansion of existing gaming operations or additional gaming sites. In addition, internet gaming has commenced in Nevada, New Jersey and Delaware, and legislation approving internet gaming has been proposed by the federal government and other states. Internet gaming and expansion of legalized casino gaming in new or existing jurisdictions and on Native American land could result in additional competition that could adversely affect our operations, particularly to the extent that such gaming may be conducted in areas close to our proposed operations.

Work stoppages, Labor Problems and Unexpected Shutdowns May Limit Our Operational Flexibility and Negatively Impact Our Future Operations

Any work stoppage at our proposed southern California hotel and casino property, including any construction projects which may be undertaken, could require us to expend significant funds to hire replacement workers, and qualified replacement labor may not be available at reasonable costs, if at all. Strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting our casino properties. Strikes and work stoppages involving laborers at any construction project which may be undertaken could result in construction delays and increases in construction costs. As a result, a strike or other work stoppage at our proposed hotel and casino property or any construction project could have an adverse effect on the business of our hotel and casino property and our financial condition and results of operations. There can be no assurance that we will not experience a strike or work stoppage at our hotel and casino property or any construction project in the future.

In addition, any unexpected shutdown of our proposed hotel and casino property or any construction project could have an adverse effect on our business and our results of operations. There can be no assurance that we will be adequately prepared for unexpected events, including political or regulatory actions, which may lead to a temporary or permanent shutdown of any of our proposed hotel and casino property.

The Concentration and Evolution of the Slot Machine Manufacturing Industry or Other Technological Conditions Could Impose Additional Costs on Us

We will rely on a variety of hardware and software products to maximize revenue and efficiency in our operations at our proposed hotel and casino property in southern Nevada. Technology in the gaming industry is developing rapidly, and we may need to invest substantial amounts to acquire the most current gaming and hotel technology and equipment in order to remain competitive in the market in which we plan to operate. In addition, we may not be able to successfully implement and/or maintain any acquired technology.

Our Proposed Hotel and Casino Will Be We Are Subject to Extensive Federal, State and Local Regulation and Governmental Authorities Will Have Significant Control Over Our Operations; This Control and the Cost of Compliance or Failure to Comply with Such Regulations That Govern Our Operations in Any Jurisdiction Where We Operate Could Have an Adverse Effect on Our Business

Our proposed ownership and operation of the southern Nevada gaming facility will be subject to extensive regulation, including licensing requirements, by the state, counties and city in which we plan to operate. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations, and we are subject to extensive background investigations and suitability standards in our gaming business. We also will become subject to regulation in any other jurisdiction where we choose to operate in the future. As such, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators or, alternatively, cease operations in that jurisdiction. In addition, unsuitable activity on our part or on the part of our unconsolidated affiliates in any jurisdiction could have a negative effect on our ability to continue operating in other jurisdictions.

Specifically in Nevada, our gaming operations and the ownership of our securities will be subject to extensive regulation by the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and the local gaming commission, as well as the local city and county governments and certain other local regulatory agencies, collectively referred to as the "Nevada Gaming Authorities." The Nevada Gaming Authorities have broad authority with respect to licensing and registration of business entities and individuals investing in or otherwise involved with us. Even if gaming licenses ae granted to us, these authorities may, among other things, revoke the gaming license of any corporate entity or the registration of a registered corporation or any entity registered as a holding company of a corporate licensee for violations of gaming regulations.

In addition, the Nevada Gaming Authorities may, under certain conditions, revoke the license or finding of suitability of any officer, director, controlling person, stockholder, noteholder or key employee of a licensed or registered entity. If our gaming licenses were revoked for any reason, the Nevada Gaming Authorities could require the closing of our proposed casino, which would have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, compliance costs associated with gaming laws, regulations or licenses are significant. Any change in the laws, regulations or licenses applicable to our business or gaming licenses could require us to make substantial expenditures or could otherwise have a material adverse effect on our business, financial condition, results of operations or cash flows. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. Increases in gaming taxation could also adversely affect our results of operations. There can be no assurance that we will be able to obtain new licenses, including any licenses that may be required if we pursue gaming opportunities in jurisdictions where we are not already licensed, or renew any of our existing licenses, or that if such licenses are obtained, that such licenses will not be conditioned, suspended or revoked, and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Further, once we are licensed, we may not be allowed to make a public offering of our securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes.

We will also deal with significant amounts of cash in our proposed operations and will be subject to various reporting and anti-money laundering regulations. We will be subject to regulation under the Currency and Foreign Transactions Reporting Act of 1970, commonly known as the "Bank Secrecy Act," which, among other things, will require us to report to the Financial Crimes Enforcement Network ("FinCEN") any currency transactions in excess of $10,000 that occur within a 24-hour gaming day, including identification of the individual transacting the currency. We will also be required to report certain suspicious activity, including any transactions aggregating to $5,000 or more, where we know, suspect or have reason to suspect such transactions involve funds from illegal activity or are intended to evade federal regulations or avoid reporting requirements. In addition, under the Bank Secrecy Act we will be subject to various other rules and regulations involving reporting and recordkeeping. Our compliance with the Bank Secrecy Act will be subject to periodic audits by FinCEN, and we may be required to pay substantial penalties if we fail to comply with applicable regulations. Any violations of anti-money laundering laws or regulations by any of our proposed properties could have an adverse effect on our financial condition, results of operations or cash flows. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted.

Rising Operating and Other Costs at Our Gaming Properties Could Have a Negative Impact on Our Business

The operating expenses associated with our proposed gaming properties could increase due to, among other reasons, the following factors:

•changes in the federal, state or local regulations, including state and local gaming regulations or taxes, or the way such regulations are administered could impose additional restrictions or increase our operating costs;

•aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain any existing customer base and attract new customers;

•as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business compared to amounts that we have spent historically;

•our reliance on slot play revenues and any additional costs imposed on us from vendors;

•availability and cost of the many products and services we may provide our customers, including food, beverages, retail items, entertainment, hotel rooms, and spa services;

•availability and costs associated with insurance;

•increases in costs of labor and employee benefits, including due to potential unionization of our employees;

•increases in the prices of electricity, natural gas and other forms of energy; and

•water shortages or other increases in the cost of water.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

We May Incur Delays and Budget Overruns with Respect to Future Construction Projects. Any Such Delays or Cost Overruns May Have a Material Adverse Effect on Our Operating Results

We anticipate that we will be providing some of the funding for the proposed southern Nevada hotel and casino. In addition, we will evaluate expansion opportunities as they become available, and in the future, we may develop projects in addition to the proposed southern Nevada project.

Such construction projects entail significant risks, including the following:

•shortages of material or skilled labor;

•unforeseen engineering, environmental or geological problems;

•work stoppages;

•weather interference;

•floods;

•unanticipated cost increases; and

•legal or political challenges;

any of which can give rise to delays or cost overruns.

The anticipated costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with our architects and contractors. Construction, equipment, staffing requirements, problems or difficulties in obtaining and maintaining any of the requisite licenses, permits, allocations or authorizations from regulatory authorities can increase the cost or delay the construction or opening of each of the proposed facilities or otherwise affect the project's planned design and features. We cannot be sure that we will not exceed the budgeted costs of these projects or that the projects will commence operations within the contemplated time frame, if at all. Budget overruns and delays with respect to expansion and development projects could have a material adverse impact on our results of operations.

We May Pursue New Gaming Acquisition and Development Opportunities and May Not Be Able to Recover Our Investment or Successfully Expand to Additional Locations

We plan to evaluate and may pursue new gaming acquisition and/or development opportunities in existing and emerging jurisdictions. These opportunities may take the form of joint ventures. To the extent that we decide to pursue any new gaming acquisition or development opportunities, our ability to benefit from such investments will depend upon a number of factors including:

•our ability to identify and acquire attractive acquisition opportunities and development sites;

•our ability to secure required federal, state and local licenses, permits and approvals, which in some jurisdictions are limited in number;

•certain political factors, such as local support or opposition to development of new gaming facilities or legalizing casino gaming in designated areas;

•the availability of adequate financing on acceptable terms (including waivers of restrictions in existing credit arrangements); and

•our ability to identify and develop satisfactory relationships with joint venture partners.

Most of these factors are beyond our control. Therefore, we cannot be sure that we will be able to recover our investment in any new gaming or development opportunities or acquired facilities or successfully expand to additional locations.

We plan to invest in real property in connection with the pursuit of our business plan and expansion opportunities. These investments are subject to the risks generally incident to the ownership of real property, including:

•changes in economic conditions;

•environmental risks;

•governmental rules and fiscal policies; and

•other circumstances over which we may have little or no control.

The development of such properties will also be subject to restrictions under any credit agreements we may enter into. We cannot be sure that we will be able to recover our investment in any such properties or be able to prevent incurring investment losses.

With Our Proposed Southern Nevada Project and With Other Possible Future Projects, Shortages or Increases in Prices of Energy or Water May Adversely Affect Our Business and Our Results of Operations

Casinos and hotels use significant amounts of electricity, natural gas, other forms of energy and water. The southwest United States often experiences severe drought, which may result in government-imposed restrictions on water use or increases in the cost of water. Any such restrictions on use of water or increases in cost could adversely impact our business and our results of operations if we develop a property in an affected geographic area. In addition, energy shortages or substantial increases in the cost of electricity and gasoline in the United States may negatively affect our operating results in the future. Increased gasoline prices may cause reduced visitation to our property or properties because of travel costs or reductions in disposable income of our guests and increased energy prices directly impact our operating costs. Any such increases in prices could negatively affect our business in the future.

At Our Proposed Southern Nevada Project, Win Rates for Our Gaming Operations Will Depend on A Variety of Factors, Some Beyond Our Control, and the Winnings of Our Gaming Customers Could Exceed Our Casino Winnings

The gaming industry is characterized by an element of chance. In addition to the element of chance, win rates are also affected by other factors, including players' skill and experience, the mix of games played, the financial resources of players, the spread of table limits, the volume of bets played, and the amount of time played. If any of our proposed projects include a casino, our gaming profits will be mainly derived from the difference between our casino winnings and the casino winnings of our gaming customers. Since there is an inherent element of chance in the gaming industry, we will not have full control over our winnings or the winnings of our gaming customers. If the winnings of our gaming customers exceed our winnings, we may record a loss from our gaming operations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

At Our Proposed Southern Nevada Project, We Will Face the Risk of Fraud and Cheating

At any casino property we may develop as part of our business plan including the proposed hotel and casino in southern Nevada, our gaming customers may attempt to or may commit fraud or cheat in order to increase winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and cash flows.

THE RISK FACTORS LISTED HEREIN REFLECT MANY, BUT NOT ALL, OF THE RISKS INCIDENT TO AN INVESTMENT IN THE COMPANY’S SECURITIES. EACH INVESTOR MUST MAKE HIS OR HER OWN INDEPENDENT EVALUATION OF THE RISKS OF THIS INVESTMENT AND SHOULD READ THE ENTIRE CONTENTS OF THIS OFFERING CIRCULAR AND ALL ATTACHMEMTS AND EXHIBITS BEFORE INVESTING.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE. IN ALL INSTANCES, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR INVESTMENT ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN SITUATION PRIOR TO INVESTMENT IN THE SECURITIES.

IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF CHANGES IN THE LAW AND POSSIBLE FUTURE CHANGES IN THE LAW AND THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE SECURITIES.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 34.77% of the total outstanding shares of the Company.

The Company anticipates that subsequent to this Offering, the Company will require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class C Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of stock. When the Company issues more Shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares outstanding could also result from a share offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock options, vesting of stock options or by conversion of certain instruments such as convertible bonds, other classes of stock or warrants into stock or other equity. If the Company decides to issue more Shares or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early-stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Shares or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has issued one convertible note, and it is possible that other such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it is important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

Potential investors should also note that, at the time of this initial Regulation A filing, the Company had launched parallel Regulation Crowdfunding and Regulation D offerings. In the Regulation Crowdfunding offering, 312,500 Class C Common Shares are being offered. In the Regulation D offering, 800,000 Class C Common Shares are being offered, and the Company reserved the right to sell more in the Regulation D offering in its absolute discretion. All shares sold in those two offerings will cause dilution to all shareholders at the time of those sales. The Company plans to terminate both of those offerings when this Offering is qualified and goes live to accept investments.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per share after this Offering. Based on the number of Shares of Class A Common Stock (0), Shares of Class B Common Stock (3,770,250), Shares of Class C Common Stock (3,912,250) and Shares of Preferred Stock (0) outstanding as of September 5, 2025, our net tangible book value was $(71,370), or $(0.0093) per share of common stock, based on 7,682,500 total shares outstanding. After giving effect to the sale of 4,687,500 shares of common stock in this offering at $16.00 per share and after deducting estimated offering expenses (including broker-dealer fees and approximately $500,000 of other offering expenses), our net tangible book value as of June 30, 2025, would have been $73,128,630, or $5.91 per Share. This represents an immediate increase in net tangible book value of $5.92 per share to existing stockholders and an immediate dilution in net tangible book value of $10.09 per share to new investors purchasing shares in this offering.

Please note that all numbers and calculations in this Dilution section are based upon the attached audited financial statements and reflect the company’s financial position as of June 30, 2025. The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below as of the June 30, 2025, financial statements:

If the total capital raised is $18,750,000:
Offering price per Share	$16.00
Net Tangible Book Value per Share before Offering (based on 7,682,500 Shares)	($0.0093)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,171,875 Shares sold)	$1.99
Net Tangible Book Value per Share after Offering (based on 8,854,375 Shares)	$1.98
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$14.02

If the total capital raised is $35,000,000:

Offering price per Share	$16.00
Net Tangible Book Value per Share before Offering (based on 7,682,500 Shares)	($0.0093)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 2,343,750 Shares)	$3.35
Net Tangible Book Value per Share after Offering (based on 10,026,250 Shares)	$3.34
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$12.66

If the total capital raised is $53,750,000:
Offering price per Share	$16.00
Net Tangible Book Value per Share before Offering (based on 7,682,500 Shares)	($0.0093)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 3,515,625 Shares)	$4.66
Net Tangible Book Value per Share after Offering (based on 11,198,125 Shares)	$4.65
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$11.35

If the total capital raised is $75,000,000:
Offering price per Share	$16.00
Net Tangible Book Value per Share before Offering (based on 7,682,500 Shares)	($0.0093)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 4,687,500 Shares)	$5.92
Net Tangible Book Value per Share after Offering (based on 12,370,000 Shares)	$5.91
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$10.09

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for shares acquired by them in a transaction during the past year.  The Company’s operations to date have been funded by the founders and initial investors. Total funding provided by these sources from inception through September 5, 2025, amounted to approximately $685,000 and has continued since then. The average effective cash contribution for Shares acquired by investors or founders in transactions during the past year was $0.09 per Share (prior to the parallel Regulation Crowdfunding and Regulation D offerings that launched on July 31, 2025), and the public contribution under this Offering will be $16.00 per Share.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $75,000,000.00 per rolling 12-month period of its Class C Common Shares. The Offering is being conducted on a best-efforts basis without any minimum number of Shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares of Class C Common Stock through commissioned broker-dealers other than Cultivate but may do so in the future. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A/A and Offering Circular to describe the arrangement.

This is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the amount of funds raised in the Offering prior to each such proposed closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in any escrow account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the escrow account will be distributed to the Company, and the associated Shares will be issued to all investors at time of each closing for investors whose funds and subscription have been cleared. Investors will be notified by the Company via e-mail or another form of written communication when a closing occurs involving their subscription and will be notified that their Shares have been issued at that time. Funds tendered by investors will be kept in the escrow, holding or banking account until the next closing after they are received in the account. At each closing, funds for subscriptions accepted from investors who have been issued will be immediately available for the Company's use during the term of the Offering.

All subscribers will be instructed by the Company or its agents to transfer funds by credit or debit card or ACH transfer, and possibly by wire transfer or check, directly to the escrow account established for this Offering. Such funds will be deposited into the escrow account and released to the Company at each closing. Processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing investor payments. If you pay for your subscription using a credit card, the payment will be processed by another entity. While there may be processing fees associated with said credit card payment processing, investors will not be responsible for paying any such processing fees charged by any entity, but rather the Company will pay all such fees.

Except as stated above, subscribers have no right to a return of their funds unless no closing has occurred by the termination date of the Offering, in which event investor funds held in the escrow account will promptly be refunded to each investor without interest or deductions. Because this is not a contingent offering, no escrow account need be established. Despite this, the Company entered into an escrow agreement with Tristate Capital Bank. The escrow agreement is attached as Exhibit 1A-8. Because this is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering, the likelihood of no closing occurring is very slim. However, the Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolute discretion of the Company.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. All investor funds be held in the escrow account with Tristate Capital Bank until compliance by the broker-dealer is complete. When the Company indicates that the Offering will hold a closing and an investor’s subscription is to be accepted (either in whole or part), then the escrow account shall disburse such investor’s subscription proceeds in its possession to the account of the Company. If the Offering is terminated without a Closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the escrow account by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Company. Additional accounts may be used in the future in lieu of the escrow account for the same purpose.

None of the Shares being sold in this Offering are being sold by existing securities holders. All of the securities were authorized as of July 22, 2025.

The Company initially will use one or more of its existing websites, www.OwnBuffaloChipGlobal.com or www.BuffaloChipGlobal.com, to provide notification of the Offering. Persons who desire information will be directed to either www.OwnBuffaloChipGlobal.com, www.BuffaloChipGlobal.com, or a website owned and operated by a third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the applicable above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Cultivate, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Company whether or not to accept investor as an investor of the Company;

2.Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to Company whether or not to accept the use of the subscription agreement for the investor’s participation;

3. Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

4.Not provide any investment advice nor any investment recommendations to any investor;

5.Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under the broker-dealer agreement (e.g., as needed for AML and background checks);

6.Coordinate with third party providers to ensure adequate review and compliance; and

7.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The Company has agreed to pay Cultivate a fee equivalent to 5% of the first $5,000,000 of gross proceeds raised in this Offering; 4% of the gross proceeds raised in this Offering in excess of $5,000,000 up to and including $10,000,000; 3% of the gross proceeds raised in this Offering in excess of $10,000,000 up to and including $15,000,000; 2% of the gross proceeds raised in this Offering in excess of $15,000,000 up to and including $25,000,000 and 1% of the gross proceeds raised in this Offering in excess of $25,000,000. See "Plan of Distribution." The Company has also paid FINRA 5110 a filing fee of $11,750.00 related to this Offering. There are no out-of-pocket expenses expected to be incurred by Cultivate related to this Offering for which the Company shall be required to reimburse Cultivate.

Cultivate may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

Cultivate will not under any circumstance solicit any investment in the Company in this Regulation A Offering, provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Cultivate is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering in this Regulation A Offering. Based upon Cultivate's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Cultivate's involvement in this offering as any basis for a belief that it has done extensive due diligence. Cultivate does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A/A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will continue on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions. Funds received from investors will be counted towards the Offering only if the form of payment clears the payment processing and/or banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended for by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $480.00 for 30 Shares unless reduced on a case-by-case basis by the Company. If checks are to be accepted and you are paying by check, instructions shall be given by the Company as to how and where to deliver the payment by check and to whom the check should be made payable. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A/A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Continental Stock Transfer & Trust Company will serve as transfer agent to maintain shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $75,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $73,650.000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

(1) The Offering Expenses are estimated at a total of $500,000.00 in the chart above if $75,000,000 is raised but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, marketing, consulting, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees paid to Cultivate or any type of commissions to be paid to any broker-dealer.

(2) The Company shall pay Cultivate a cash success fee equivalent to 5% of the first $5,000,000 of gross proceeds raised in this Offering; 4% of the gross proceeds raised in this Offering in excess of $5,000,000 up to and including $10,000,000; 3% of the gross proceeds raised in this Offering in excess of $10,000,000 up to and including $15,000,000; 2% of the gross proceeds raised in this Offering in excess of $15,000,000 up to and including $25,000,000 and 1% of the gross proceeds raised in this Offering in excess of $25,000,000. Cultivate may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to the Offering Circular will be filed disclosing the additional fees.

DESCRIPTION OF THE BUSINESS

Company Overview

As noted earlier, Buffalo Chip Global is a corporation that has obtained the rights to develop various businesses and products related to the Sturgis Buffalo Chip®, a recognized leader in music, recreation and motorcycle lifestyle experiences.

Introduction

Mark Advent, the Company’s CEO, CFO and sole Director, is the creative force behind the iconic New York New York casino hotel located in Las Vegas, Nevada. On April 3, 2025, he entered into an agreement through an affiliated entity with Buffalo Chip Campground, LLC, which holds the intellectual property and development rights for what is known as The Legendary Buffalo Chip, located in Sturgis, South Dakota.

The founder of the Sturgis Buffalo Chip, Rod “Woody” Woodruff, has dedicated over four decades to transforming the Sturgis Buffalo Chip into a beloved American entertainment and lifestyle icon.

The collaboration between Advent and Woodruff has initiated an ambitious journey to expand and elevate the Buffalo Chip brand.

The License

The Buffalo Chip License Agreement (the “License”) was executed on April 3, 2025, between Buffalo Chip Campground, LLC (the “Licensor”), a South Dakota company owned and controlled by Ron “Woody” Woodruff that owns the well-known Sturgis Buffalo Chip marks, and Double Rainbow LLC, a Delaware entity owned and controlled by Mark Advent. Double Rainbow LLC sublicensed the rights to Advent Licensing, LLC who then sublicensed the rights to the Company (together with the Double Rainbow LLC and Advent Licensing, LLC, collectively or individually, the “Licensee”) on April 3, 2025. The Company will pay a $350,000 annual license fee to Advent Licensing LLC in perpetuity and this annual fee will have an index increase of 1.5% per annum annually starting in year five after the sublicense went into effect.  The License and sublicenses are filed under the Material Contracts section of this filing as Exhibits 1A-6-1, 1A-6-2 and 1A-6-3. Certain identified information has been excluded from the exhibits because it is both not material and is the type that the issuer treats as private or confidential.

The License gives the Licensee an exclusive, irrevocable right to commercialize the entire portfolio of registered and unregistered Buffalo Chip intellectual property—including trademarks, trade dress, copyrighted content, and any new marks developed in the future—across a broad array of hospitality, casino, entertainment and leisure projects in the United States and, eventually, overseas. Any new marks created by either the Licensee or the Licensor remain owned by the Licensor, but the Licensee administers them and shares third-party licensing revenue where applicable

The License runs for 99 years and renews automatically for successive 99-year terms as long as the Licensee stays in good standing. The License covers the entire United States except for six Midwestern states—Iowa, Minnesota, Nebraska, North Dakota, South Dakota and Wyoming—which remain reserved for the Licensor’s own use. Once a first resort opens, the Licensee enjoys a ten-year window of full exclusivity everywhere else in the country, after which the License remains non-exclusive unless additional projects are brought forward under agreed timelines.

Development milestones are critical. The inaugural development is anticipated to be in Nevada and must be site-controlled within 36 months of the effective date of the License and must be under construction within 48 months. Failure to hit either mark allows either party to terminate the License on 120 days’ notice, which would also release the Licensor from its non-compete provisions. After the first development opens, the Licensee has 12 months to present a second site, failing which the Licensor may remove U.S. exclusivity outside the protected non-compete territories. Securing a third site extends the License internationally, giving the Licensee another ten-year exclusivity period abroad.

In exchange for these rights, the Licensee must make a blend of equity, up-front and continuing payments that align the Licensor’s interests with the project’s performance. The Licensor also receives a 10% equity stake in the Licensee’s ownership of each project—or, if a joint-venture structure is used, 10% percent of whatever stake Licensee holds—coupled with strong minority protections and no obligation to participate in future capital calls. To compensate the Licensor for locking up the brand while projects are still in development, the Licensee pays an annual fee per project after certain funding and construction milestones are met.

Upon opening of Licensee’s first project involving a casino, Licensor receives an annual royalty per year. Many revenue streams (including merchandise sales, event revenue, box office revenue, memberships, consignment sales, site rentals, wedding chapel receipts, residential rent, vacation-club sales, timeshare sales; hotel-motel stays, real-estate conveyances and food-and-beverage gross) are subject to layered percentage royalties.

To protect the integrity of the brand and the Licensor’s revenue, the License imposes rigorous reporting and audit procedures. Licensee must keep GAAP books and deliver detailed monthly remittance sheets, quarterly royalty statements and full annual tax returns. The Licensor has audit rights and insurance requirements in the License require certain insurance limits on commercial-general-liability, workers’ compensation, auto, property and business-interruption policies, all naming the Licensor as an additional insured.

Operationally, Licensee must maintain or exceed the quality standards of the flagship Sturgis Buffalo Chip property and allow the Licensor to inspect facilities and Licensee must take corrective action if brand standards slip.

For prospective investors, the License offers a long-dated, brand-driven platform with embedded growth triggers but also layers several economic and execution risks, some of which are set out in the Risk Factors section herein. For example, missing the inaugural Nevada development milestone could unwind exclusivity and the non-compete safety net, while the hold fee and fixed casino charges accrue before cash flows begin, increasing early-stage capital pressure. The multi-tiered royalty structure magnifies operating leverage, particularly during ramp-up periods, and the geographic carve-out of six Midwestern states, together with the Licensor’s right to lift exclusivity if additional projects stall, could dilute long-term market reach. The Licensor’s robust audit and inspection powers heighten compliance costs and leave limited margin for reporting error. Investors should therefore evaluate not just the appeal of the Buffalo Chip brand but also the Licensee’s capacity to finance, develop and open the initial projects on schedule, manage complex revenue-sharing mechanics, and operate at consistently high standards over the License’s term.

Possible Nevada Location

At the heart of the Company’s proposed expansion plans is an innovative Buffalo Chip casino, hotel, and entertainment development designed for fun, recreation, and lifestyle. Advent, who is well-acquainted with Nevada, aims to debut a Buffalo Chip casino hotel in Southern Nevada. While there is no guarantee that this project will materialize, the Company has entered into negotiations with a publicly traded entity to consider a site that is undergoing due diligence and planning, with formal deal discussions progressing positively. This concept, if realized, could feature a barn-themed casino, a first class 200-room hotel, and a vibrant pedestrian thoroughfare known as Sturgis Street, lined with specialty retail shops, down-home dining, and wholesome entertainment.

Additional project features in the proposed plan include a multi-purpose venue called Woody's Barn, the Honky Tonk (a three-level music bar), a 10,000-seat amphitheater, Tiny Town's collection of charming tiny homes, and Bikini Beach, a summer oasis for sun and fun seekers. The development may also offer potential RV parking, a mini gas station, and a general store, along with a possible replica of the extravagant Big Engine Bar. We believe this destination, if built and opened, could serve as a tribute to the American spirit, genuinely showcasing a fusion of originality and Americana at its finest.

The Company is in discussions to potentially enter into definitive agreements with a publicly traded entity to co-develop an approximately 20-acre site in southern Nevada (the “Site”). The Site is the location of a currently closed casino hotel property. The Company and the publicly traded entity are exploring options to demolish the existing structure and develop the Site into a branded Buffalo Chip casino, hotel, entertainment, and leisure development (the “Project”). The exact Site location is confidential currently and is anticipated to be formally disclosed upon entering into a definitive agreement with the publicly traded entity, should that occur.

The Company and the publicly traded entity are working collaboratively to develop a master plan for the Site based on a co-development and joint venture which has been discussed. If an agreement is reached, it is anticipated that each party will contribute resources, expertise, and capital as to be agreed with the goal of being equal equity partners in the Project should it proceed.

While negotiations are still ongoing, the Company and the publicly traded entity have discussed the following, which the Company hopes will be incorporated into definitive agreements:

•That the publicly traded entity would contribute the real estate at the Site to the development for an agreed upon set land price of the Project as well as the costs associated with demolishing and removing the existing structures on the Site.

•That the publicly traded entity has expressed an interest in being an equity partner beyond the initial contribution of the land and demolition costs to the extent the Company is unable to raise the capital required to complete the Project and the publicly traded entity will have the right to contribute additional capital and the Parties shalt adjust the economics and ownership percentage to reflect any such contributions.

•That the Company will contribute its pro rata share of the equity necessary to finance the Project.

•That the Company and the publicly traded entity plan to collaboratively work to develop a detailed schedule and cost estimate for the Project, based on the current master plan under development and have tentatively agreed to an architect to conduct additional planning and design studies.

•That the Parties will work together to raise debt for development needed in excess of the combined equity contribution.

•That all key business decisions relating to the Project will be made jointly and shall be subject to binding definitive agreements that will address the formation and governance of a joint venture partnership.

•That the Company will earn and possibly accrue a stand-alone development fee based on Project costs upon opening of the Project, the amount of which will be negotiated and mutually agreed upon.

•That the parties anticipate that the publicly traded entity, and not the Company, will operate the casino and hotel portions of the Project and will earn a management fee based on fair market rates, to be mutually agreed upon by the Parties, however, this is subject to change depending on possible financing conditions.

•That the Parties anticipate that the Company will operate all non-casino hotel components, including food & beverage, special events. entertainment, pools, concessions, retail, spa, and motor coach RV parking. Both Parties have tentatively agreed that they may waive management fees for these components if doing so is in the best interest of the Project and facilitates securing Project financing.

•That the Parties plan to agree to share equally up to $700,000 for initial pre-development expenses, including but not limited to master planning, conceptual design, civil engineering, architectural services, marketing tools and materials and entitlements. If the pre-development budget needs to be increased beyond $700,000 to continue the Project assessment phase, such increase would require mutual consent of the Parties.

•That the Company is not restricted from utilizing or developing the Buffalo Chip IP from the License in any other markets within the United States or internationally without the involvement or consent of the publicly traded entity other than in three enumerated markets.

Expansion

In addition to the potential flagship casino hotel in southern Nevada, our business plan in the future includes the introduction of the Sturgis Buffalo Chip Roadhouse—a vibrant collection of potential spinout restaurants and bars designed to bring the same ethos, character, and energy to towns and cities across America.

DESCRIPTION OF PROPERTY

The Company does presently own any real property.

LITIGATION

As of the date of filing of this Offering Circular, the Company is not aware of any pending or threatened litigation to which it is subject or may be a party. Furthermore, it believes that there are no such proceedings that would have a material adverse effect on the Company or its business. No such actions are known to be contemplated by governmental authorities or other parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Buffalo Chip Global Inc. is a Delaware corporation formed on June 30, 2025. The Company has obtained the rights to develop various businesses and products related to the Sturgis Buffalo Chip®, a recognized leader in music, recreation and motorcycle lifestyle experiences. As a Delaware corporation, the Company is established for the general purpose of transacting any lawful business for which a corporation may be formed in the State of Delaware.

Overview

There are four classes of shares authorized in the Company: Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock. The only securities to be issued pursuant to this Offering will be Shares of Class C Common Stock. For more details on the rights of the Shares and the other classes of stock, see the Company’s Amended and Restated Articles of Incorporation and Bylaws attached hereto as Exhibit 1A-2A and Exhibit 1A-2B and the section “Securities Being Offered” below.

The grand majority of the equity of the Company is presently owned by founders, officers and directors and investors from a prior Regulation Crowdfunding offering as well as prior Regulation D offerings, but as Shares of Class C Common Stock of the Company are issued pursuant to this Offering, the founders, officers, directors and other shareholder’s ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own approximately 34.77% of the Company.

Because the Company has been in its start-up phase from June 30, 2025, through the date of filing of this Offering Circular, there have not been any revenues generated, and therefore the financial information reported below, and in the accompanying audited financial statements, are not necessarily indicative of future operating results or of future financial condition. The Company believes that the funding to be obtained through this Offering will have a material impact on future operations. This Offering is a material event that should cause future reported financial information to be materially different than the numbers reflected below. However, management is aware that any capital raise involves uncertainty, and investors should be aware that this material event and the uncertainty surrounding it make the reported financial information herein not indicative of potential future operating results or of our future financial condition.

Results of Operations

As of June 30, 2025 (Audited)

The company is in the startup phase and has only transacted preliminary business though the date of filing this Offering Circular. The Company has entered into a is in discussions to develop a hotel and casino in Southern Nevada with a publicly held company, and the Company has obtained the rights under the License to use the Buffalo Chip intellectual property to develop its business model.

At the time of the financial statements attached, the Company had a net loss of $(71,370), primarily due to startup costs and the costs of the Company’s securities offerings.

As the Company looks towards the remainder of 2025 and beyond, it anticipates additional losses as more capital is invested into building the Company, paying for costs to utilize the License and other costs related to the development of the southern Nevada resort as well as other projects from the Company’s business plan.

Revenue. Total revenue for the period of inception through June 30, 2025, was $0 (audited) as the Company had not commenced any revenue producing activities. Through the date of filing of this Offering Circular, the Company still has not commenced any revenue producing activities and such activities may not occur for several years until projects from the business plan are completed.

Cost of Sales. Cost of sales for the period of inception through the date of filing of this Offering Circular, is $0 (audited). No sales have occurred, so no costs of sales have been incurred.

Operating Expenses. Operating expenses for the period of inception through June 30, 2025, were $71,370.00 (audited). Additional operating expenses have been incurred since June 30, 2025. These operating were mostly comprised of marketing costs, professional fees and legal services.

Net Loss. Net loss for the period of inception through June 30, 2025, was $(71,370.00) (audited). This net loss was the result of operating expenses and the lack of any early-stage revenues as the Company continued to build out its infrastructure and team and prepared for its securities offerings.

Liquidity and Capital Resources

We had net cash of $0.00 on June 30, 2025. At the time of filing this Offering Circular, net cash on hand was approximately $300,000.00 based on additional capital contributions, investments from founders and loans from founders.

Cash used by investing activities relating to capital expenditures during the period of period of inception through June 30, 2025, was $0. Cash used by investing activities relating to capital expenditures from June 30, 2025, to the date of filing this Offering Circular is also $0.

Additionally, we have a material loan commitment as of $71,370.00 still pending as of the date of this Offering Circular, in the form of a loan by Mark Advent in the amount of $71,370.00. It is anticipated that the funds to repay the loan will come from capital raised in the Company’s securities offerings.

Plan of Operations

Our plan of operation for the period of inception through June 30, 2025, was to continue the process of building out the Company’s infrastructure, as well as negotiating definitive contracts to develop the southern Nevada property. The Company is also in discussions with several different persons and entities about additional projects based on the License. The Company also plans to continue to raise capital through this Regulation A Offering. Meanwhile, the Company plans to continue to build its brand name and grows its investor and potential customer base.

In the Company’s opinion, the proceeds from this Offering may not satisfy its cash requirements and the Company anticipates it may be necessary to raise additional funds in the next twelve months to implement the plan of operations. The Company expects to have additional capital requirements during the remainder of 2025 and into 2026. The Company does not expect to be able to satisfy its cash requirements through product sales during the remainder of 2025 and into 2026 and therefore will attempt to raise additional capital through the sale of its shares in its ongoing Regulation A offering, and perhaps additional securities in additional offerings. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

The Company has not commenced revenue producing operations at the time of filing this Offering Circular, so the Company has limited ability to identify recent trends in revenue or expenses since the latest financial year. The Company is therefore unable to identify known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Despite it being early in our company development, the Company believes that there is an active market for expansion of the Buffalo Chip Global brands in the United States and internationally.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies noted in our financial statements as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates. The list of significant accounting policies is outlined in Notes to the Financial Statements.

Basis of Presentation

The accompanying financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of June 30, 2025.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of June 30, 2025, the Company had not begun recognizing sales.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

Income Taxes

The Company has not yet incurred a year-end requiring it to file its income tax return. The Company is taxed as a C Corporation.

Intellectual Property License

As noted above in the section entitled “The License” the Buffalo Chip License Agreement (the “License”) was executed on April 3, 2025, between Buffalo Chip Campground, LLC (the “Licensor”), a South Dakota company owned and controlled by Ron “Woody” Woodruff that owns the well-known Sturgis Buffalo Chip marks, and Double Rainbow LLC, a Delaware entity owned and controlled by Mark Advent. Double Rainbow LLC sublicensed the rights to Advent Licensing, LLC who then sublicensed the rights to the Company (together with the Double Rainbow LLC and Advent Licensing, LLC, collectively or individually, the “Licensee”) on April 3, 2025. The Company will pay a $350,000 annual license fee to Advent Licensing LLC in perpetuity and this annual fee will have an index increase of 1.5% per annum annually starting in year five after the sublicense went into effect.

DIRECTORS AND EXECUTIVE OFFICERS

As of July 31, 2025, the Company has no full-time or part-time employees. The Company plans to actively hire its employees at such time as the Company has sufficient capital or financing to do so.

The director and executive officer of the Company as of the date of this Offering Circular is as follows:

Mark Advent

Chief Executive Officer, Chief Financial Officer and Sole Director

Mark Advent is recognized as a "turnkey" imaginative developer, having led creative and business development, master planning, programming, financing, architecture, and design from inception for global development initiatives in the gaming, leisure, entertainment, hospitality, tourism, and real estate industries. His notable projects include the New York New York casino hotel and the proposed Top Gun mega attraction in collaboration with Paramount Global.

Position: CEO, CFO and Director

Dates of Service: June 2025 to present

Responsibilities: Business Development, Management Oversight, Strategy, Planning and Development, Investor Relations, Sales, and Marketing.

From 1991 to the present, Mr. Advent has also continued his role as a self-employed independent real estate and project developer, dedicating approximately 80 hours per week to that position as well as his duties to the Company.

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officer:
Mark Advent	CEO and CFO	65	June 30, 2025, to present	80
Director:
Mark Advent	Director	65	June 30, 2025, to present	80

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

To date, the Company has not paid any compensation to the sole officer and sole Director Mark Advent. The Company will pay the existing officer in the future and will likely hire additional officers in the future and pay them and may also choose to compensate its directors in the future. The following chart reflects all compensation paid to each officer and director to date.

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers and Directors:
Mark Advent	CEO, CFO, Director	$0	$0	$0

Mr. Advent has not been paid a salary or received any compensation from the Company to date for his roles as CEO, CFO and/or Director. The Company anticipates that Mr. Advent will be compensated for these roles, or other roles, in the future, and may also receive incentive compensation  in those roles, or other roles, in the future. Should Mr. Advent elect to continue his role as CEO, CFO and/or Director, he would be entitled to a commercially competitive employment agreement and board compensation commensurate for a professional of his stature and credentials and may elect at his sole discretion to defer all or part of his compensation and incentives based on the financial resources and other potential other conditions which may affect the Company.

Employment Agreements

The Company has not entered into employment agreements with any of its officers or directors as of the date of this Offering Circular.

Should any such agreements be entered into, they will be attached as Material Contracts in Exhibit 1A-6 to a subsequent filing of this Offering Circular.

Equity Incentive Plan

The Company has not yet established an Equity Incentive Plan or any other similar plan or pool of shares. However, the Company will likely establish such a plan, where, for example, stock options, vesting stock and stock awards may be authorized and granted to the Company’s directors, executive officers, employees, key employees, consultants or others. Stock options or a significant equity ownership position in the Company may be utilized by the Company in the future to attract one or more new key senior executives or others to manage and facilitate the Company’s growth. All stock, options or vesting stock granted under an Equity Incentive Plan if one is created will cause dilution to all shareholders.

Board of Directors

The Company’s board of directors currently consists of one director: Mark Advent. Mr. Advent is not an “independent” director as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the existing Board of Directors.

Director Compensation

The Company currently does not pay its current director any compensation for his services as a board member, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Indemnification of Officers, Directors and Certain Non-Executive Employees.

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that each director and officer shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware corporate law. These indemnification and hold harmless provisions extend to all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such director or officer or on such director's or officer's behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director's or officer's status or conduct as such, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and inure to the benefit of his or her heirs, executors, administrators and personal representatives. The Company’s Bylaws also provide for the indemnification of non-executive employees in the discretion of the Company’s Board of Directors. In such an instance, the non-executive employee be indemnified by the Company to the fullest extent authorized by Delaware law.

The indemnification provisions of the Company’s Bylaws contain additional rights and obligations related to this subject. For additional information on indemnification and limitations on liability of the Company’s directors, officers, and others, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

As of the date of filing of this Offering Circular, there was no pending litigation or proceeding involving any of the Company’s directors, officers or others as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table of beneficial ownership sets forth information regarding beneficial ownership of the Company’s voting shares by officers, directors and other shareholders holding 20% or more beneficial ownership as of the date of this Offering Circular. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to the shares. This information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable.

TABLE OF BENEFICIAL OWNERSHIP OF OFFICERS, DIRECTORS

AND 20%+ SHAREHOLDERS

OFFICERS, DIRECTORS AND 20%+ SHAREHOLDERS OF BUFFALO CHIP GLOBAL INC. AS OF SEPTEMBER 5, 2025
		Class B Common Voting Shares
OFFICERS	TITLE	QTY	% (1)
Mark Advent (2)	CEO, CFO	3,770,250	100.0%
TOTAL FOR ALL OFFICERS		3,770,250	100.0%
DIRECTORS	TITLE
Mark Advent (2)	Director	3,770,250	100.0%
TOTAL FOR ALL DIRECTORS		3,770,250	100.0%
OTHER SHAREHOLDERS WITH 20%+ BENEFICAL OWNERSHIP
None		N/A	N/A

(1) The percentages in this column are a percentage of Class B Common Shares held by the shareholder to the total number of Class B Common Shares issued. Class B Common Shares hold super voting rights, counting at 20 votes per share, Class A Common Shares also have voting rights, counting as 1 vote per share. However, through the date of this Offering Circular, no Class A Common Shares have been issued. As a result, when viewing the percentage of Class B Common Shares by a Class B Common shareholder, you are seeing the percentage of voting power that shareholder has in the Company. No Class A Common Shares or Class B Common Shares are being offered or sold in this Offering.

(2) Mark Advent’s business address is 1100 Brickell Bay Drive, Suite 66E, Miami, Florida 33131.

TABLE OF BENEFICIAL OWNERSHIP

The following table of securities ownership set forth information regarding the number of issued and outstanding Company shares as of the date of this Offering Circular. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable. Percentages of beneficial ownership before the offering are based on 7,679,500 total shares issued or outstanding as of September 5, 2025. The following table of share ownership sets forth information regarding ownership of Class B Common Shares and Class C Common Shares as of September 5, 2025, prior to any shares being issued in the Company’s parallel Regulation Crowdfunding and Regulation D offerings. Class A Common and Preferred Class are not included in this table, as no shares in those classes are issued or outstanding.

TABLE OF SHARE OWNERSHIP AFTER REGULATION A OFFERING

The following table of securities ownership set forth information regarding the number of issued and outstanding Company shares as of the date of this Offering Circular as well as what the table would look like if all Shares offered in this Regulation A offering are sold. Class A Common and Preferred Class are not included in this table, as no shares in those classes are issued or outstanding. This table also displays the dilution that would occur if all shares offered in the parallel Regulation Crowdfunding and Regulation D offerings are sold out prior to the inception of this Regulation A offering.

The tables above do not reflect the anticipated dilution that will occur if the Company authorizes and issues additional shares of Class C Common Stock or shares of a different class of stock in the future, or the anticipated dilution that will occur if the Company authorizes an Equity Incentive Plan or other similar plan. For any additional information regarding the tables or any matter related to same, please contact the Company’s Chief Executive Officer, Mark Advent, who will answer any questions you have regarding this matter.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

As noted elsewhere in this Offering Circular, the Company’s CEO, CFO and Director Mark Advent has sole ownership of two entities: Double Rainbow LLC and Advent Licensing LLC who have rights related to the License.

At the time of the initial filing this Offering Circular, the Company has no debt other than a non-interest-bearing loan from Mark Advent to the Company for $71,370.00. This amount may increase and additional loans from Advent to the Company may occur. All such loans will be non-interest bearing and will generally be used for startup costs and the costs of this Offering. At the time of filing this Offering Circular, the amount loaned is expected to be repaid to Advent by the Company from the proceeds of the Company’s securities offerings.

In addition, the License upon which the Company’s business plan is based between Buffalo Chip Campground, LLC and Double Rainbow LLC, an entity wholly owned and controlled by Advent. Double Rainbow LLC sublicensed the rights to Advent Licensing, LLC, another entity wholly owned and controlled by Advent who then sublicensed the rights to the Company. The Company will pay a $350,000 annual license fee to Advent Licensing LLC in perpetuity and this annual fee will have an index increase of 1.5% per annum annually starting in year five after the sublicense went into effect.

Kendall Almerico, securities counsel to the Company, is the holder of 75,000 Shares of Class C Common Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared these legal documents. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class C Common Stock has received, or is to receive in connection with the offering, a substantial interest, directly or indirectly, in the Company.

SECURITIES BEING OFFERED

The Company is offering up to $75,000,000.00 per rolling 12-month period of its Shares of Class C Common Stock to investors in this Offering. The Shares being offered are held in book-entry form. The Shares, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class C Common Stock, and both are qualified in their entirety by the provisions of the Company’s Amended and Restated Certificate of Incorporation (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B).

If all of the Shares in this Offering are sold, the Shares would represent approximately 34.77% of the issued and outstanding combined shares of the Company. This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.  If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are four classes of stock in the Company as of the date of this Offering Circular: Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock. In this Offering, the Company is only selling Shares of Class C Common Stock. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock as of the date of this Offering Circular have equal economic rights provided by law of the state of Delaware for stockholders of a Delaware corporation and the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock are identical in all respects, except

(a)The holders of Shares of Class C Common Stock and Preferred Stock have no voting rights, except where expressly required by Delaware law.

(b)The holders of Shares of Class A Common Stock have voting rights of one vote per share owned for all matters that the class is entitled to vote upon.

(c)The holders of Shares of Class B Common Stock have voting rights of twenty votes per share owned for all matters that the class is entitled to vote upon.

(c) Certain classes, including the Class C Common Shares being sold in this Offering, are subject to drag-along rights. See section herein entitled drag-along Rights for additional details.

The rights, preferences and privileges of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock are set forth in the Company’s Amended and Restated Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described only in summary form in this section of the Offering Circular.

Subscription Price

The price per Share of Class C Common Stock in this Offering is $16.00 per Share. The minimum subscription that will be accepted from an investor is Four Hundred and Eighty Dollars ($480.00) (the "Minimum Subscription"); however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Four Hundred and Eighty Dollars ($480.00) or more in Shares may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number Shares stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable by wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

Each holder of Class C Common Stock, as such, shall have no voting rights other than any which may be reserved under Delaware corporate law. In the rare instances where holders of Class C Common Stock are entitled to vote on any matter, they shall be entitled to one vote for each share of Class C Common Stock held. In such a rare instance, individual votes of Class C Common shareholders would determine how the Class C shareholders would vote in full. Each class of common stock, in such an instance, would vote separately as a class.

If you purchase the Shares of Class C Common Stock offered, you will effectively have no voting rights and no control over management of the Company. You should not expect to be able to influence any decisions by management of the Company through voting on Company matters. Under Delaware law, non-voting shareholders are entitled to vote on certain matters despite having non-voting shares, which include, conversions and transfers, domestications, or continuances of the Company and amendments to the certificate of incorporation that would, unless otherwise provided in the certificate of incorporation increase or decrease the aggregate number of authorized shares, increase or decrease the par value of the shares, or adversely alter or change the powers, preferences, or special rights of the shares.

Except as required by Delaware law or any designation with respect to any class of stock of the corporation, the entire shareholder voting power of the Company is vested solely and exclusively in the holders of the Class A Common Stock and the Class B Common Stock. Except as required by Delaware law, each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote.  No Class A Common Stock is being sold in this Offering. Except as required by Delaware law, each holder of Class B Common Stock, as such, shall be entitled to twenty votes for each share of Class B Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote. No Class B Common Stock is being sold in this Offering.

At the time of this filing, the controlling shareholder is Mark Advent who holds 100% of the Company voting power and who, at the conclusion of this offering, will still hold 100% of the Company voting power.

For a full description of voting rights, please review the Company’s Amended and Restated Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Jurisdiction of Disputes

The Subscription Agreement contains forum selection provisions identifying the state of Delaware as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Dividends

The Company does not expect to declare dividends for holders of Shares in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, securities or in stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Holders of the Company’s Class C Shares shall rank pari passu with each other and with any other series or class of the Company’s with respect to the payment of dividends.

Liquidation Rights

In the event of the dissolution of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock will be entitled to receive, in proportion to the number of shares held, the remaining net assets of the Company.

Drag-Along Right.

The Class C Common Shares being sold in this offering are subject to a drag-along right. Please review the Amended and Restated Certificate of Incorporation for a full description of the drag-along right. In summary, if a bona fide written offer to acquire the Company is made by a third party and the requisite Class B Common shareholders wish to accept the offer and the offer is approved by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote and the Board approves, the Class B Common shareholders will have the right to require the other holders to sell their shares of common stock (including the Class C Common Stock you being offered in this Offering) at the same price per share and upon the same terms and conditions as set forth in the offer.

For a full description of the drag-along right, please review the Company’s Amended and Restated Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company will engage Continental Stock Transfer & Trust Company to serve as the transfer agent and registrant for the Shares.

The Shares are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares and as set out in this Offering Circular, will apply to each Share and shall govern the purchaser and holder of each such Share.

DISQUALIFYING EVENTS DISCLOSURE

Regulation A as promulgated under the Securities Act prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies, or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA

Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list.

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC.

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined under appropriate law; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide, any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

It is impractical to comment on all aspects of federal, state and local, and foreign tax laws that may affect the tax consequences of participation in the Company. Therefore, each prospective Shareholder should satisfy himself as to the tax consequences of participating in the Company by obtaining independent advice from his, her or its own tax advisers.  Furthermore, while the Company will furnish to you information to enable you to file the federal, state and local income tax returns for which you may be liable, preparation and filing of such forms shall be your responsibility.

Status of Company for Taxation Purposes

The Company will be treated as an entity separate from its shareholders and classified as a corporation for federal income tax purposes. The Shares of Class C Common Stock are an investment in equity.  Each investor may be subject to federal or state income tax, as well as other taxes, and should consult their tax professional prior to investing.

Disposition of Shares of Class C Common Stock

There is no market for the resale of the Shares of Class C Common Stock. If a sale does occur, gain or loss realized on the sale of all or a portion of the Shares of Class C Common Stock by a shareholder may be subject to taxation on capital gain or loss. Each investor should consult their tax professional prior to investing.

Dissolution or Liquidation of the Company

The Company does not anticipate dissolution or liquidation. In the event of a dissolution, however, the Company might be required to liquidate all or a portion of its assets during a limited period of time.  Any such sales would generate gains and losses as measured by the difference between the amount of sale proceeds and the adjusted basis of the assets sold.  If any asset sold were depreciable or amortizable, a gain probably would be produced since depreciation and amortization deductions decrease the adjusted tax basis.  The tax character of any gain resulting from the sale of such property would probably be ordinarily up to the amount of the asset's accumulated depreciation or amortization and long-term capital gain to the extent of the excess.  Each investor should consult their tax professional prior to investing.

Necessity of Prospective Shareholders Obtaining Independent Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Company are complex.  Accordingly, you are strongly urged to consult your tax advisor with specific reference to your own tax situation prior to investment in the Company.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on September 9, 2025.

Buffalo Chip Global Inc.

By:  /s/ Mark Advent

Chief Executive Officer, Chief Financial Officer and Director

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Mark Advent

Mark Advent

Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

September 9, 2025

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering Circular.

By:  /s/ Mark Advent

Mark Advent

Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

September 9, 2025

______________________________________________________

SECTION F/S

FINANCIAL STATEMENTS

______________________________________________________

Buffalo Chip Global, Inc.

(a Delaware Corporation)

Audited Financial Statements

As of the date of inception June 30, 2025

Audited by

Alice.CPA LLC

A New Jersey CPA Company

Financial Statements

Buffalo Chip Global, Inc.

Table of Contents

Independent Accountant’s Auditor ReportFS - 3

Audited Financial Statements as of the date of inception June 30, 2025

Balance SheetFS - 5

Income StatementFS - 6

Statements of Changes in Stockholder’s EquityFS - 7

Statements of Cash Flows FS - 8

Notes to Financial StatementsFS - 9

Independent Auditor’s Report

July 30, 2025

To the Management of Buffalo Chip Global, Inc.

Attn: Mark Advent, CEO

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Buffalo Chip Global, Inc. (the “Company”), which comprise the balance sheet as of June 30, 2025 (the date of inception), and the related statements of income, changes in stockholder’s equity, and cash flows for the date then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Buffalo Chip Global, Inc. as of June 30, 2025 (the date of inception), and the results of its operations and its cash flows for the date then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of Buffalo Chip Global, Inc. in accordance with the relevant ethical requirements relating to our audit and have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

As part of an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

Alice.CPA LLC

Alice.CPA LLC

Robbinsville, New Jersey

July 30, 2025

BUFFALO CHIP GLOBAL, INC.
BALANCE SHEET
As of June 30, 2025 (date of inception)
(Audited)

ASSETS

Current Assets
Cash and cash equivalents	$ -
Total Current Assets	-

Noncurrent Assets
Due from shareholder	-
Total Current Assets	-

Total Assets	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Loans from Related Party	71,370
Total Liabilities	71,370

Stockholder’s Equity
Common Stock, $0.01 par value; 1,500 authorized, issued and outstanding	15
Less: Subscription receivables	(15)
Additional Paid in Capital	-
Accumulated deficit	(71,370)
Total Stockholder’s Equity	(71,370)

Total Liabilities and Stockholder’s Equity	$ -

The accompanying footnotes are an integral part of these financial statements.

BUFFALO CHIP GLOBAL, INC.
INCOME STATEMENT
As of June 30, 2025 (date of inception)
(Audited)

Revenues	$ -

Operating Expenses
Professional Fees	56,550
Legal fees	10,600
Marketing and advertising	4,220
Total Operating Expenses	71,370

Net Income (Loss)	$ (71,370)

The accompanying footnotes are an integral part of these financial statements.

BUFFALO CHIP GLOBAL, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
As of June 30, 2025 (date of inception)
(Audited)

	Common Stock			Additional Paid in Capital	Accumulated deficit	Total Stockholder’s Equity
	Shares	Value ($.01 Par)	Subscription receivables
Balance as of June 30, 2025 (Inception)	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock	-	-	-	-	-	-
Net loss	-	-	-	-	(71,370)	(71,370)
Balance as of June 30, 2025	-	$ -	$ -	$ -	$ (71,370)	$ (71,370)

The accompanying footnotes are an integral part of these financial statements.

BUFFALO CHIP GLOBAL, INC.
STATEMENT OF CASH FLOWS
As of June 30, 2025 (date of inception)
(Audited)

Cash Flows from Operating Activities
Net Income (Loss)	$ (71,370)
Changes in operating assets and liabilities:
Fixed Assets	-
Net cash provided by (used in) operating activities	(71,370)

Cash Flows from Financing Activities
Loans from Related Party	71,370
Issuance of Common Stock	-
Net cash used in financing activities	71,370
Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$ -

Supplemental information
Interest paid	-
Income taxes paid	-
The accompanying footnotes are an integral part of these financial statements.

NOTE 1 – NATURE OF OPERATIONS

Buffalo Chip Global, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was incorporated in Delaware on June 30, 2025. The Company is primarily engaged in the business of providing entertainment and hospitality services, with a focus on motorcycle rally events, live music performances, and lifestyle experiences. The Company’s headquarters are in Miami, Florida. The Company expects to begin operations in 2025.

As of June 30, 2025, the Company had not begun operations and will likely incur losses prior to generating positive retained earnings. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 5). During the next twelve months, the Company intends to fund its operations with funding from a Regulation Crowdfunding offering, a Regulation D offering and a potential Regulation A offering (see Note 6) and funds from revenue-producing activities and other sources.  If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year-End

The Company's fiscal year ends on December 31st. These financial statements cover the inception date of June 30, 2025.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of June 30, 2025.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of June 30, 2025, the Company had not begun recognizing sales.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – INCOME TAX PROVISION

The Company has not yet incurred a year-end requiring it to file its income tax return. The Company is taxed as a C Corporation.

NOTE 4 – COMMITMENTS AND CONTINGENCIES / RELATED-PARTY TRANSACTIONS

Related Party Transactions

Since inception, all funding has been provided by the Company’s CEO, Mark Advent. These advances have been made without formal agreements, and there is no stated interest rate, repayment schedule, or maturity date. The Company considers these amounts to be related party loans, which are non-interest bearing and payable on demand.

License Agreement – Intellectual Property

Upon formation, the Company entered into a sublicense agreement granting it the rights to use and commercialize the Sturgis Buffalo Chip® brand and associated intellectual property (“IP”) across a variety of business ventures, including casino hotels, entertainment events, restaurants, online gaming, festivals, and branded retail.

The original license to exploit the IP was negotiated by Mark Advent, the Company’s founder and CEO, and is legally held by Double Rainbow LLC, a Delaware limited liability company wholly owned by Mr. Advent. Double Rainbow LLC licenses the IP to Advent Licensing LLC, another entity controlled by Mr. Advent. The Company, Buffalo Chip Global Inc., receives its rights to use the IP through a sublicense from Advent Licensing LLC.

Under the terms of the agreement, the Company is obligated to pay an annual licensing fee to Advent Licensing LLC. In addition, the overall licensing framework includes royalty payments based on a percentage of gross revenues generated by various revenue streams associated with the use of the IP. These royalty rates vary by category and may be as high as 10% of gross revenues. The agreement also provides for a 10% equity participation by the licensor in projects operating under the licensed brand, including anti-dilution protections.

Because the entities involved in the licensing structure are wholly owned and/or controlled by Mark Advent, these arrangements are considered related party transactions and were not negotiated on an arm’s length basis. The terms may not be reflective of those that would have been obtained from an unrelated third party.

NOTE 5 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company’s ability to continue is dependent upon management’s plan to raise additional funds through a crowdfunding campaign, capital contributions from stockholders and the ability to achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 6 – SUBSEQUENT EVENTS

Anticipated Equity Crowdfunding

The Company is in the process of preparing for a multi-tiered capital raise through various exempt offerings. Specifically, the Company anticipates launching:

•A Regulation Crowdfunding (Reg CF) offering of up to $5 million;

•A Regulation D (Rule 506(c)) offering of up to $10 million targeting accredited investors; and

•A Regulation A Tier II (Reg A) offering of up to $75 million, pending qualification by the SEC.

The Company has engaged Cultivate Capital Group LLC, a FINRA licensed broker-dealer, to act as the intermediary for the Regulation Crowdfunding offering and as the broker-dealer of record for the Regulation D and Regulation A offerings.

These offerings are subject to regulatory approval, market conditions, and other customary closing conditions. No assurance can be given that any or all of these offerings will be successfully completed.

Changes in Authorized Shares

The Company has revised its capital structure by increasing its authorized shares. The total number of authorized shares is now 101,000,000, comprising the following:

•100,000,000 shares of common stock, $0.00001 par value per share, of which:

•50,000,000 shares are designated as Class A Common Stock, $0.00001 par value per share.

•10,000,000 shares are designated as Class B Common Stock, $0.00001 par value per share.

•40,000,000 shares are designated as Class C Common Stock, $0.00001 par value per share.

•1,000,000 shares of preferred stock, $0.00001 par value per share.

These changes reflect the Company’s commitment to expanding its operational capacity and enhancing shareholder value as it positions itself for future growth in the market.

Issuance of Shares

As of the date of management’s evaluation, the Company has issued and outstanding the following classes of shares:

•3,770,250 Class B Common Stock to the Company’s CEO

•3,892,250 Class C Common Stock to other shareholders

Management’s Evaluation

Management has evaluated subsequent events through July 30, 2025, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified that require adjustment or disclosure in the financial statements.

Index and Links to Exhibits

Description	Exhibit
Broker-Dealer Services Agreement with Cultivate Capital Group	1A-1
Charters (including amendments)	1A-2A
Bylaws	1A-2B
Form Of Subscription Agreement	1A-4
Material Contracts: License (Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.	1A-6-1
Material Contracts: Global Master Sublicense	1A-6-2
Material Contracts: Assignment of Interests in Buffalo Chip License Agreement	1A-6-3
Escrow Agreement	1A-8
Consent of Independent Auditors	1A-11-1
Consent of Counsel	1A-11-2
Legal Opinion of Kendall Almerico	1A-12